JOINT VENTURE AGREEMENT

THIS AGREEMENT made effective as of the 20th day of June, 2003.

AMONG:

ALMADEN MINERALS LTD., a company having its office at #1103, 750 West Pender Street, Vancouver, British Columbia, V6C 2T8

(hereinafter referred to as “Almaden”)

OF THE FIRST PART

AND:

EXPATRIATE RESOURCES LTD., a company, having its office at #701 – 475 Howe Street, Vancouver, British Columbia, V6C 2B3

(hereinafter referred to as “Expatriate”)

OF THE SECOND PART

WHEREAS:

A.

            Almaden holds clear legal title to certain mineral claims located in the Yukon as more particularly described in Schedule “A” attached hereto (the “Property”);

B.

          The Property was the subject of a joint venture letter agreement (the “Letter Agreement”) dated December 22, 1982 between Getty Canadian Metals Ltd. and Regional Resources Ltd. (now Almaden Minerals Ltd.) that was amended on several occasions;

C.

          Getty Canadian Metals Ltd. assigned its interest in the Letter Agreement to Getty Resources, which subsequently assigned its interest in the Letter Agreement to TOTAL Energold Corporation, which subsequently assigned its interest in the Letter Agreement to Total Erickson Resources Ltd., which subsequently assigned its interest in the Letter Agreement to Energold Minerals Inc., which concurrent with the execution of this Agreement, has assigned its interest in the Letter Agreement to Expatriate; and

D.

           Almaden and Expatriate wish to enter into a formal agreement as provided for in Article 31 of the Letter Agreement to supersede and replace the Letter Agreement, as amended, which will govern the single purpose joint venture between Almaden and Expatriate to explore and develop the Property.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained the parties hereto mutually agree as follows:

1.

DEFINITIONS

1.1

For the purposes of this Agreement:

(a)

“Accounting Procedure” means the accounting procedure attached as Schedule “E” hereto, or as prescribed from time to time by the Management Committee;

(b)

“Area of Interest” means the area more particularly described in Schedule “B” attached hereto;

(c)

“Assets” means the Property, Other Tenements, Facilities, Mineral Products and Supplies and all other assets acquired or held by the Participants with respect thereto or pursuant to this Agreement as the same may exist from time to time;

(d)

“Associated Company” means:

(i)

any corporation which owns directly or through any other means more than 30% of the outstanding capital stock of a party hereto,

(ii)

any corporation of which a party hereto owns directly or through any other means more than 30% of the outstanding capital stock, and

(iii)

any corporation of which either of the corporations referred to in paragraphs (i) and (ii) owns directly or through any other means more than 30% of the outstanding capital stock;

(e)

“Commercial Production” means the commercial exploitation of Mineral Products from the Property or any part as a mine subsequent to a Production Program, but does not include milling for the purpose of testing or milling by a pilot plant.  Commercial Production shall be deemed to have commenced:

(i)

if a plant is located on the Property, on the first day following the first period of 45 consecutive days during which Mineral Products have been produced from the Property at an average rate not less than 80% of the initial design rated capacity of the Facilities, or

(ii)

if no plant is located on the Property, on the first day of the month following the first period of 45 consecutive days during which Mineral Products have been shipped from the Property on a reasonably regular basis for the purpose of earning revenue;

(f)

“Concentrate” means enriched ore material collected after removal of waste in a concentration plant to a level of purity acceptable to the smelter or smelters to which the Concentrate is to be transported;

(g)

“Claims” means the mineral claims that comprise the Property;

(h)

“Cost Share” means the respective share of Costs and other liabilities to be borne by each Participant under this Agreement, and will be pro rata to the respective Interests of each Participant as determined from time to time;

(i)

“Costs” means Expenditures, Production Program Costs, Production Program Overruns and Operating Costs, as applicable;

(j)

“Environmental Laws” means any Law with respect to environmental protection or regulating Hazardous Materials or which regulates or provides for liabilities with respect to pollution, the release into the environment of, or the exposure to, Hazardous Materials as such Laws existed from time to time up to the date of this Agreement;

(k)

“Expenditures” means, subject to subsection 3.4, without duplication, all costs, expenses, obligations and liabilities of whatever kind or nature actually and directly incurred by a Participant up to the implementation of the Production Program, in connection with the acquisition, exploration and development of the Property, including without limiting the generality of the foregoing, monies expended on government fees for licenses with respect to the Property, maintaining the Property in good standing by doing and filing assessment work, in doing geophysical, geochemical and geological surveys, drilling, drifting and other underground work, assaying and metallurgical testing and engineering, in acquiring Facilities, in paying the fees, wages, salaries, travelling expenses, and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons and including all costs at prevailing charge out rates for any personnel or officers of the Operator who from time to time are engaged directly in work on the Property, such rates to be in accordance with industry standards, and a charge made by the Operator as described in paragraph 6.1(e);

(l)

“Facilities” means all mines, plants and facilities including without limitation, all pits, shafts, haulageways, and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operation of the Property as a mine or outside the Property if for the exclusive benefit of the Property only;

(m)

“Feasibility Report” means a detailed report, showing the feasibility of placing all or any part of the Property into Commercial Production, in such form and detail as is customarily required by institutional lenders of major financing for mining projects, and shall include a reasonable assessment of the mineable ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring the Property into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by detailed explanations of the information set out in subsection 9.1;

(n)

“Hazardous Materials” means any explosive, radioactive materials, asbestos material, urea formaldehyde, hydrocarbon contaminants, underground tanks, pollutants, contaminants, hazardous, corrosive or toxic substance or special waste of any kind, including without limitation, compounds known as chlorobiphenyls, and any substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release into the environment of which is prohibited, regulated or licensed under any Environmental Laws;

(o)

“Interest” means the undivided beneficial percentage interest of a Participant in the Assets and shall be equal to its interest in the Property as determined pursuant to this Agreement;

(p)

“Joint Venture” means the Joint Venture created by this Agreement between the Participants with respect to the Property;

(q)

“Laws” means any statute, regulation, by-law, rule, permit, order or lawful requirement of any authority in force from time to time;

(r)

“Management Committee” means a committee formed pursuant to section 10 of this Agreement;

(s)

“Mineral Products” means minerals in the form of Concentrate derived for the account of the individual Participants from operating the Property as a mine to produce materials for which there is a commercially significant market;

(t)

“Net Profit Interest” means the royalty which may be payable to a former Participant pursuant to subsection 4.3 calculated and paid in accordance with Schedule “C” hereof;

(u)

“Operating Costs” means, for any period after commencement of Commercial Production in respect of the Property, all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature actually incurred or chargeable, directly or indirectly by the Operator in connection with the operation of the Property as a mine during such period, which costs, expenses, obligations, liabilities and charges include, without duplication and without limiting the generality of the foregoing, the following:

(i)

all costs of or related to the mining and concentrating of ores or other products and the operation of the Facilities and all costs of or related to marketing of Mineral Products including transportation, sales, storage and commissions and/or discounts,

(ii)

such amount of cash for working capital as, in the opinion of the Operator, is required for the operation of the Property as a mine,

(iii)

all costs of or related to operating employee facilities, including housing,

(iv)

all duties, charges, levies, royalties, taxes (excluding taxes levied on the income of the Participants) and other payments imposed by any government or municipality or department or agency thereof upon or in connection with operating the Property as a mine,

(v)

fees, wages, salaries, travelling expenses and fringe benefits (whether or not required by law) of all persons directly engaged in respect of and for the benefit of the Property and all costs involved in paying for the food, lodging and other reasonable needs of such persons,

(vi)

a fee made by the Operator in accordance with paragraph 6.1(e) for unallocable overhead costs,

(vii)

all costs of consulting, legal, accounting, insurance and other services,

(viii)

all exploration expenditures incurred after commencement of Commercial Production,

(ix)

all capital costs of operating the Property as a mine including all costs of construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the Facilities,

(x)

all costs for pollution control, reclamation costs and any other related costs incurred or to be incurred in connection with the operation of the Property as a mine including bonds or deposits for such costs required by any governmental authority or agency,

(xi)

any costs or expenses incurred or to be incurred relating to the termination of the operation of the Property as a mine,

(xii)

uninsured losses on the Facilities,

(xiii)

all costs of maintaining in good standing or renewing from time to time the Property and Assets or any interest therein, including payment of all government royalties and taxes of any nature whatsoever in connection therewith, less the amount of all insurance recoveries and settlements received during such period to the extent such recoveries and settlements were not deducted in any previous period and, except where specific provision is made otherwise, all Operating Costs will be determined in accordance with generally accepted accounting principles applied consistently from year to year but such costs will not include any amount in respect of amortization of the Costs, depletion or depreciation;

(v)

“Operating Plan” means a plan presented by the Operator pursuant to subsection 12.2;

(w)

“operating the Property as a mine” or “operation of the Property as a mine” means any or all of the mining, milling, leaching, smelting, and refining of ores, minerals, metals or concentrates derived from the Property after commencement of Commercial Production;

(x)

“Operator” means the Participant acting as operator pursuant to this Agreement subject to the authority of the Management Committee and the provisions of Section 5;

(y)

“Other Tenements” means all surface water, access and other non-mineral rights of and to any lands within or outside the Property including surface rights held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the Participants with respect to the Parties;

(z)

“Participant” means either Expatriate or Almaden, as the context requires, and its successors and permitted assigns and “Participants” means collectively Expatriate and Almaden and their successors and permitted assigns;

(aa)

“Permitted Encumbrances” means the encumbrances set out on Schedule “D” hereto;

(bb)

“Production Decision” means a decision to prepare a Production Program pursuant to section 9.1;

(cc)

“Production Recommendation” means the delivery of a Feasibility Report and a written recommendation by the Operator to commence Commercial Production pursuant to section 9.1;

(dd)

“Production Program” means any Program contemplating achievement of Commercial Production pursuant to a Feasibility Report;

(ee)

“Production Program Costs” means all cash, outlays and expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Participants in connection with a Production Program in order to equip the Property for and to commence Commercial Production including working capital required for the initial four month operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances, and including the overhead charge made by the Operator under paragraph 6.1(e);

(ff)

“Production Program Overruns” means all Production Program Costs which exceed those estimated under a Production Program;

(gg)

“Program” means as the context requires:

(i)

any program and budget to carry out work and incur Expenditures on the Property in an amount at least sufficient to satisfy the requirements of the licenses issued in connection with the Property;

(ii)

with respect to the Joint Venture, any program and budget to carry out work and incur Expenditures within the Property;

(iii)

a document wherein there is specified in detail an outline of any and all research, prospecting and exploration and development work proposed to be carried out during such Program, the estimated Expenditures to be incurred in carrying out such work and the area of the Property on which such work is to be undertaken, including, without limitation, the following headings:

-

property acquisition,

-

geological, geophysical and geochemical surveys,

-

drilling,

-

underground and other development work,

-

acquisition of other rights in connection with the exploitation or development of the Property and the maintenance thereof,

-

salaries, wages, travel expenses and housing costs of personnel to be employed in connection with the proposed Program,

-

associated costs of running the proposed Program,

-

consultants’ fees and contractors’ fees, if any,

-

taxes, assessments, insurance and similar outlays,

-

a description and estimate of all other outlays proposed to be incurred, or

(iv)

the preparation of any Feasibility Report and the preparation of any Production Program;

(hh)

“Property” means the mineral claims as more particularly described in Schedule “A” hereto, together with the Other Tenements, surface rights, mineral rights, personal property and permits associated therewith  and shall include any renewal thereof and any other form of successor or substitute title thereto or tenure derived from such licenses, surface rights, mineral rights and Other Tenements;

(ii)

“Supplies” means all tangible personal property of a non-capital nature (other than Mineral Products or Facilities) acquired or held by the Participants with respect to the Property.

2.

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1

Each of Almaden and Expatriate hereby severally represents and warrants to the other that:

(a)

it is a company duly incorporated, organized and validly subsisting in good standing under the laws of its incorporating jurisdiction and, if so required, is or will be qualified to carry on business in the jurisdiction in which the Property is situated;

(b)

it has full power and authority to carry on its business and to enter into and perform its obligations under this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

all necessary corporate and shareholder approvals have been obtained and are in effect with respect to the transaction contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this agreement valid and binding on it;

(d)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(e)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(f)

there are no consents, approvals or conditions precedent to its performance under this Agreement which have not been obtained.

2.2

Almaden hereby represents, warrants and covenants with Expatriate that:

(a)

Almaden is the sole registered and beneficial holder of the Property on the basis set out on Schedule “A”, and it has not directly or indirectly caused the Property to be subject to any Encumbrances, royalties, or claims of third parties, other than Permitted Encumbrances and to the best of its actual knowledge the Property is free and clear of any and all Encumbrances, royalties or claims of third parties, other than the Permitted Encumbrances, and it holds all permits, licences, registrations and applications required to hold the Property;

(b)

to the best of Almaden’s actual knowledge, all filings, payments and recordings required to be made with any governmental authority or regulatory body to maintain the Property in good standing have been made and all work requirements to be met to maintain the Property in good standing have been met, and no default has been alleged in respect thereto;

(c)

Almaden agrees to use best efforts to cooperate with the Operator to make all necessary filings, payments and recordings, with any governmental authority or regulatory body and make any other payments and take all necessary steps and meet all requirements to maintain the Property in good standing and keep the Property free of liens, charges and encumbrances of every character, and proceed with all diligence to contest or discharge any lien that is filed and will provide Expatriate with all correspondence related thereto;

(d)

to the best of Almaden’s actual knowledge, with respect to the Claims:

(i)

the Claims were properly staked, tagged and recorded;

(ii)

all required location and validation work was properly performed;

(iii)

location notices and certificates were properly recorded and filed with the appropriate governmental agencies;

(iv)

all assessment work required to hold the Claims has been performed and all applicable governmental fees have been paid;

(v)

all affidavits of assessment work, evidence of payment of applicable governmental fees, and other filings required to maintain the Claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; and

(vi)

there are no conflicting mining claims;

Nothing in this subsection, however, shall be deemed to be a representation or a warranty that any of the Claims contains a valuable mineral deposit;

(e)

there are no outstanding agreements or options to acquire or purchase the Property or any interest in or any portion thereof to which Almaden is a party or has otherwise granted, and to the best of Almaden’s actual knowledge no person, firm or corporation has any proprietary or possess any interest in the Property other than Almaden and Expatriate pursuant to this Agreement;

(f)

Almaden has not received notice of any pending or threatened adverse claims, challenges, actions, suits, disputes or proceedings regarding the Property or the Letter Agreement nor, to the best of its knowledge (after due inquiry), is there any basis therefor;

(g)

except as to matter otherwise disclosed in writing to the Purchaser prior to the date of this Agreement:

(i)

to the best of Almaden’s knowledge (without inquiry), the conditions existing on or related to the Property and its ownership and operations of the Property are in compliance with and are not in violation of any Laws (including without limitation any Environmental Laws), nor causing or permitting any damage (including Environmental Damage, as defined below) or impairment to the health, safety, or enjoyment of any person at or on the Claims or the Properties or in the general vicinity of the Property;

(ii)

to the best of Almaden’s knowledge (without inquiry), there have been no past violations by it or by any of its predecessors in title of any Environmental Laws or other Laws affecting or pertaining to the Property, nor any past creation of damage or threatened damage to the air, soil, surface waters, ground water, flora, fauna, or other natural resources on, about or in the general vicinity of the Property (“Environmental Damage”);

(iii)

to the best of Almaden’s knowledge (without inquiry), no Hazardous Materials or other materials used in or generated by the use of the Property have been or are currently placed, used, stored, treated, manufactured, disposed of, released discharged, spilled or emitted in material violation of any Environmental Laws;

(iv)

there is no agreement or consent order to which Almaden is a party relating to any environmental matter relating to the Property and to the best of Almaden’s knowledge (without inquiry), no such agreement is necessary for the continued compliance with Environmental Laws;

(v)

there have been no orders issued or threatened and no investigations conducted, taken or threatened under or pursuant to Environmental Laws with respect to the Property of which Almaden is aware other than routine inspections.  Almaden is not aware of any circumstances or events that have any reasonable prospect of resulting in any claim, action or other proceeding with respect to Environmental Damage or in an order or investigation under any Environmental Laws; and

(vi)

Almaden has not received inquiry from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any Laws or Environmental Laws;

(h)

to the best of Almaden’s actual knowledge, there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of the operations related thereto, it has not received any notice of the same and it is not aware of any basis on which any such orders or direction could be made; and

(i)

it is not aware of any material fact or circumstance which has not been disclosed to Expatriate which should be disclosed in order to prevent the representations and warranties in this section from being misleading or which may be material in Expatriate’s decision to enter into this Agreement and acquire an interest in the Property.

2.3

The representations and warranties hereinbefore set out are conditions on which the Participants have relied in entering into this Agreement and each of the Participants will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

3.

ASSOCIATION OF PARTICIPANTS

3.1

Almaden and Expatriate hereby agree to associate as joint venturers under this Agreement for the following limited functions and purposes:

(a)

to carry out work on the Property in accordance with the terms of this Agreement;

(b)

to further explore and, if deemed warranted, to develop the Property, to obtain one or more exploration concessions, mining or exploitation leases or licences in respect thereof and equip all or part thereof for Commercial Production;

(c)

to operate the Property or any portion thereof as a mine; and

(d)

to engage in such other activity as may be considered by the Participants to be necessary or desirable in connection with the foregoing.

3.2

All transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or act undertaken on behalf of the Participants in connection with the Assets shall be done, transacted, undertaken or performed in the name of the Operator only, and no Participant shall do, transact, perform or undertake anything in the name of the other Participants or in the joint names of the Participants.

3.3

The rights and obligations of the Participants shall be, in each case, several, and shall not be or be construed to be either joint or joint and several.  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute a Participant, a partner, an agent or legal representative of any other Participant.  It is intended that this Agreement shall not create the relationship of a partnership between the Participants and that no act done by any Participant pursuant to the provisions hereof shall operate to create such a relationship.

3.4

Except as otherwise expressly set out herein, each Participant shall be solely liable for its Cost Share of Costs and any other costs associated with the exploration, development, operation or ownership of the Property at such time as the liability is incurred by the Operator and each

3.5

 Participant shall be solely liable for its Cost Share of any debts, liabilities or obligations arising therefrom.  However, notwithstanding the foregoing or any other provision herein, Expatriate shall be exclusively liable for all Expenditures incurred prior to a Production Recommendation being made.

3.6

Each Participant, in proportion to its Interest, shall indemnify and hold harmless the other Participant from any claim of or liability to any third person asserted upon the ground that any action taken under this Agreement has resulted in or will result in any loss or damage to such third person, to the extent, but only to the extent that such claim or liability is paid by such other Participant in an amount in excess of such other Participant’s Interests.

3.7

Each Participant shall devote such time as may be required to fulfil any obligation assumed by it hereunder but, except for the Participants’ respective obligations hereunder in relation to the Property in connection with the Joint Venture affecting the Property:

(a)

each Participant shall be at liberty to engage in any other business or activity outside the Joint Venture constituted hereby, including the ownership and operation of any other mining permits, licenses, claims and leases;

(b)

no Participant shall be under any fiduciary or other obligation to any other Participant which shall prevent or impede such Participant from participating in, or enjoying the benefits of, competing endeavours of a nature similar to the business or activity undertaken by the Participants hereunder; and

(c)

the legal doctrines of “corporate opportunity” or “business opportunity” sometimes applied to persons occupying a relationship similar to that of the Participants shall not apply with respect to participation by any Participant in any business activity or endeavour outside the Joint Venture constituted hereby, and, without implied limitation, a Participant shall not be accountable to any other Participant for participation in any such business activity or endeavour outside the Joint Venture constituted hereby which is in direct competition with the business or activity undertaken by the Joint Venture.

3.8

This Agreement supersedes and replaces the Letter Agreement and all amendments thereto.

4.

INTEREST OF PARTICIPANTS

4.1

The Participants will be deemed to have the following respective Interests in the Property and initial deemed Expenditures on the date of execution and delivery of this Agreement:

Participant	Interest	Deemed Expenditures
Almaden	40%	$3,000,000

Expatriate	60%	$4,500,000

4.2

Upon a Production Recommendation being made in respect of all or any portion of the Property all Costs, including without limitation costs incurred in connection with the preparation of a Production Program pursuant to s. 9.1, incurred from the date of this Agreement shall be attributed to the Participants in amounts proportionate to their respective Interests and added to their initial deemed Expenditures in subsection 4.1.

4.3

If a Participant’s Interest in the Property is converted to a Net Profit Interest pursuant to subsection 9.6 or 9.7, the Interest of such Participant (the “Non-Participant”) in the Property shall be deemed to be transferred to the other Participant (the “Remaining Participant”) and thereafter the Non-Participant, subject to subsection 12.9, shall be deemed not to be a Participant but in consideration of such transfer shall be entitled to receive, and the Remaining Participant shall pay to it a Net Profit Interest determined and paid in accordance with the provisions of Schedule “C” hereto.  Upon such transfer, the Non-Participant will forthwith execute and deliver to the Remaining Participant all such documents as may, in the opinion of legal counsel for the Remaining Participant, be necessary to transfer to the Remaining Participant all Interest of the Non-Participant, subject to the right of the Non-Participant to receive a Net Profit Interest, and to secure the Non- Participant’s obligations under subsection 12.9.  The Remaining Participant shall not transfer any of its Interest in the Property without first causing the transferee to assume the obligations related to the Net Profit Interest.

4.4

Almaden may elect to participate in a Production Program as provided for in Section 9.2.

4.5

If the Interest of either Participant in the Property is converted to a Net Profit Interest pursuant to subsection 4.3, any decision thereafter to place the Property into Commercial Production shall be at the sole discretion of the Remaining Participant and the Remaining Participant shall be under no obligation and nothing in this Agreement shall be construed as creating an obligation upon the Remaining Participant to place the Property into Commercial Production and if the Remaining Participant commences the operation of the Property as a mine, the Remaining Participant shall have the unfettered right to suspend or curtail any such operation from time to time as it in its sole discretion may deem advisable.

5.

OPERATOR

5.1

Subject to the right of the Management Committee to change or appoint the Operator under subsection 11.1 and to the Management Committee’s general direction and control, Expatriate will act as the initial Operator under this Agreement with respect to the Property.  The Participant acting as Operator may resign as Operator at any time by giving 120 days’ prior written notice to the other Participant and within such 120-day period the Management Committee shall appoint the other Participant to act as the Operator upon the terms set out in this Agreement.

5.2

Title to any of the Assets held by the Operator, or a Participant, shall be held by the Operator, or such Participant in trust for the Participants in accordance with their respective Interests, subject to the terms of this Agreement.

5.3

The Operator will be deemed to have offered to resign, which offer shall be accepted, if at all, within 30 days following such deemed offer upon the occurrence of any of the following events:

(a)

if an attachment in respect to any material liability of the Operator is made on the Property which is not related to the business of the Joint Venture,

(b)

if the Operator:

(i)

admits in writing its inability to pay its debts as they become due other than indebtedness (“non-recourse financing”) for money borrowed or guaranteed where the recourse of the holder thereof is restricted to realization upon specific assets none of which consist of any Interest, and where failure to pay the indebtedness does not result in the creation of an unsecured obligation of the Operator,

(ii)

makes an assignment for the benefit of creditors,

(iii)

consents to the appointment of a receiver (other than a receiver appointed under non-recourse financing) for all or a substantial part of its assets,

(iv)

files a petition in bankruptcy or for a reorganization or an arrangement under applicable bankruptcy, insolvency or creditors’ relief laws, or otherwise seeks the relief therein provided, or

(v)

is adjudicated bankrupt or insolvent, or

(c)

if a Court order is pronounced in respect to the Operator appointing a receiver or trustee for all or a substantial part of its property (except for property, other than the Property, securing non-recourse financing), or approving a petition in bankruptcy or for a reorganization under applicable bankruptcy, insolvency or creditors’ relief laws or for any judicial modification or alteration of the rights of creditors; or

(d)

the Operator defaults in any of its obligation under this Agreement and fails to cure such default after having been given 30 days notice in writing to do so by a Participant stipulating the default and the steps required to cure such default.

5.4

Upon ceasing to be Operator, the former Operator shall forthwith deliver to its successor all Assets, books, records and other property both real and personal relating to this Agreement or its role as Operator under this Agreement.  The former Operator shall use its best efforts to transfer to its successor, as of the effective date of the former Operator’s resignation or removal, its rights and obligations, if any, as Operator under all contracts relating to the Assets, and pending such transfer and in relations to all other contracts relating to the Assets, the former Operator shall hold its right and interest as Operator from the date of resignation or removal for the account and to the order of the new Operator.

5.5

As soon as practicable after the effective date of resignation or removal of the Operator the Management Committee shall have the accounts of the Operator relating to the Assets audited by an independent auditor (who may be the auditor of a Participant), and shall conduct an inventory of all Assets and such inventory shall be used in the return of and the accounting for the Assets by the Operator who has resigned or has been removed.  All costs and expenses incurred in connection with such audit and inventory shall be deemed to be Costs.

5.6

The Operator shall not act or hold itself out as agent for any of the Participants nor make any commitments on their individual behalf unless specifically permitted by this Agreement or directed in writing by a Participant.

6.

POWER AND AUTHORITY OF OPERATOR

6.1

Subject to the control and direction of the Management Committee, the Operator shall have full right, power and authority to do everything necessary or desirable in accordance with good mining practice in connection with the exploration and development of the Property and to determine the manner of operation of the Property as a mine, including and without limiting the generality of the foregoing, the right, power and authority to:

(a)

prepare and present to the Management Committee for approval Production Programs, any Feasibility Report and Operating Plans in respect of  the Property, as applicable;

(b)

implement any Program in accordance with section 8 and any Production Program in accordance with a Feasibility Report approved by the Participants in accordance with section 9 and any Operating Plan in accordance with section 12;

(c)

regulate access to the Property subject to the right of the Participants to have reasonable access to the Property at all times;

(d)

employ and engage such employees, agents, and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with an Associated Company except on terms which are commercially competitive;

(e)

charge the Participants a reasonable fee for unallocable costs which will cover all costs of the Operator other than the direct chargeout rates for any personnel or officers of the Operator who from time to time are engaged directly in work on the Property and charged to the Joint Venture, which fee for unallocable costs will initially be equal to:

(i)

10% of all other Expenditures,

(ii)

1% of all other Production Program Costs,

(iii)

2% of all other Operating Costs,

on the basis that such fee will be reviewed annually by the Management Committee to ensure that the Operator is reimbursed its actual costs for acting as such but neither profits nor loses as a result of charging such fee.

6.2

Subject to subsection 6.3, each Participant hereby agrees to indemnify and save the Operator harmless from and against any loss, liability, claim, demand, damage, expense, injury or death of third parties (excluding Operator’s employees and agents) including, without limiting the generality of the foregoing, legal fees and the cost of investigating and defending against any claim for damages) resulting from any act or omission of the Operator or its officers, employees or agents relating to operations on the Property.

6.3

Notwithstanding subsection 6.2, the Operator shall not be indemnified nor held harmless by any of the parties for any loss, liability, claim, demand, damage, expense, injury or death of third parties (excluding Operator’s employees and agents) (including, without limiting the generality of the foregoing, legal fees and the cost of investigating and defending against any claim for damages) resulting from the gross negligence or wilful misconduct of the Operator or its officers, employees or agents relating to operations on the Property.

6.4

The Participants hereby agree that an act or omission of the Operator or its officers, employees agents done or omitted to be done:

(a)

at the discretion of the Management Committee;

(b)

with the concurrence of the Management Committee; or

(c)

unilaterally and in good faith by the Operator to protect life or property;

shall be deemed not to be gross negligence or willful misconduct.

6.5

The obligation of the other Participants to indemnify and save the Operator harmless pursuant to subsection 6.2 shall be in proportion to its Interest as at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose.

6.6

It is agreed that neither shall the Operator be liable to any other Participant nor shall any Participant be liable to the Operator in contract, tort or otherwise for special or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues.

6.7

The Operator shall have the right to commingle ore and Mineral Products from the Premises with ore and Mineral Products from other lands and properties; provided, however, that the Operator shall calculate from representative samples the average grade of the ore and shall weigh (or calculate by volume) the ore before commingling.  If concentrates, ore or any other processed, beneficiated or refined mineral products (“Concentrates”) are produced from the commingled ores by the Operator, the Operator shall also calculate from representative samples the average recovery percentage for all

6.8

 such concentrates produced during the calendar quarter and shall allocate a percentage of concentrate production to the Participants according to such calculations.  In obtaining representative samples and calculating the average grade of the ore and average recovery percentages, the Operator may use any procedures accepted in the mining and metallurgical industry which it deems suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Participants.  In addition, comparable procedures may be used by the Operator to apportion among the commingled ores any penalty charges imposed by the purchaser of such ore or concentrates.  Any dispute regarding commingling that is not resolved within 30 days shall be referred to arbitration pursuant to Section 34.

7.

DUTIES AND OBLIGATIONS OF THE OPERATOR

7.1

 The Operator shall have such duties and obligations as the Management Committee may from time to time determine including, without limiting the generality of the foregoing, the following duties and obligations:

(a)

subject to the co-operation of the Participant in whose name the Claims are registered, to maintain the Property in good standing and record for assessment credits, and to the extent that it is acceptable for recording all work done on the Property;

(b)

to propose to the Management Committee and, if approved, to implement the Production Program and Operating Plans;

(c)

to manage, direct and control all exploration, development and producing operations in and under the Property, in a careful, prudent and workmanlike manner, and in compliance with all applicable laws, rules, orders and regulations including, without limitation, those relating to reclamation and environmental protection;

(d)

to prepare and deliver to the Participants during periods of active field work monthly progress reports of the work in progress in such form as the Management Committee may direct which include statements of Costs and if applicable comparisons of such Costs to the approved Production Program and comprehensive annual reports on or before February 28 of each year covering the activities hereunder and results obtained during the calendar year ending on December 31st immediately preceding and timely current reports and information on any material results obtained together with such other reports as any Participant may reasonably request;

(e)

to account to the Participants for all contributions to Costs and to use all reasonable efforts to limit or curtail Production Program Overruns;

(f)

to maintain true and correct books, accounts and records of operations hereunder in accordance with generally accepted accounting principles, applied consistently from year to year;

(g)

to permit the Participants, at their own expense, to inspect, have access to, take abstracts from or audit all maps, drill logs, core tests, reports, surveys, assays,

analyses, production reports, operations, technical, accounting and financial records, including any or all of the records and accounts referred to in subsection 7.1(e) that have been prepared exclusively in respect of operations hereunder, during normal business hours;

(h)

to obtain and maintain during any period in which active work is carried out hereunder, adequate insurance coverage with a bodily injury, death and property damage limit of not less than $5,000,000 per occurrence;

(i)

to permit the Participants or their representatives so appointed, at their own expense and risk, access to the Property and all data derived exclusively from carrying out work thereon;

(j)

to arrange for and maintain Workers’ Compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

(k)

to perform its duties and obligations in a manner consistent with good exploration and mining practices; and

(l)

to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the Participants in the Operator’s name.

8.

PROGRAMS

8.1

 Expenditures shall only be incurred under and pursuant to Programs prepared by the Operator.  Any Feasibility Report shall be prepared pursuant to a separate Program.

8.2

 Within 120 days of the completion of a Program on the Property or on or before October 1 each year if no Program has been completed in that year, the Operator shall prepare a Program for the following year.

9.

PRODUCTION PROGRAMS

9.1

  If the Operator determines that the economic potential of any part of the Property warrants the preparation of a Feasibility Report the Operator will prepare a Program in accordance with section 8 contemplating the preparation of a Feasibility Report.  The Operator will forthwith deliver to the Management Committee any internal or draft report or reports on the economics of Commercial Production and on completion of the Feasibility Report pursuant to such Program the Operator shall forthwith deliver to the Participants a Feasibility Report together with a Production Recommendation.  If in the opinion of the Management Committee it is warranted based on the conclusions reached in the Feasibility Report (a “Production Decision”), the Operator shall prepare a Production Program in respect to such part of the Property which shall include at least the following:

(a)

a description of that part of the Property to be covered by the proposed mine;

(b)

the estimated recoverable reserves of minerals and the estimated composition and content thereof;

(c)

the costs and time estimate for permitting and the proposed procedure for development, mining and production;

(d)

results of ore amenability tests (if any);

(e)

the nature and extent of the Facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study shall also include a preliminary design for such mill;

(f)

the total costs, including capital budget, which are reasonably required to obtain permitting for and to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a Schedule of timing of such requirements, and an estimate of the operating expenses and capital expenditures to be shared by the Participants in proportion to their respective Interests for each operating year during the projected life of the mine;

(g)

all environmental, socio-economic and heritage baseline impact studies and costs;

(h)

the period in which it is proposed the Property shall be brought to Commercial Production;

(i)

such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

(j)

working capital requirements for the initial four month operation as a mine or such longer period as may be reasonably justified in the circumstances.

9.2

 Within six months of the delivery to the Participants of a Production Program and Feasibility Report delivered pursuant to subsection 9.1, each Participant shall give written notice to the Operator stating whether it elects to contribute its Cost Share of the Production Program.  Failure to give such notice within such six month period shall be deemed to be an election not to contribute to such Production Program and the provisions of subsection 9.6 shall apply.  If both Participants elect to contribute their respective Cost Shares of the Production Program the Operator shall implement the Production Program.  The Operator will not proceed with any Production Program which is not fully funded pursuant to subsections 9.2 or 9.6.

9.3

 An election to fund a Production Program shall make a Participant liable to pay its Cost Share of:

(a)

all of the Production Program Costs actually incurred under or pursuant to such Production Program, including Production Program Overruns up to but not exceeding 10% of estimated Production Program Costs,

(b)

Operating Costs and any other costs associated with establishing and operating the Property as a mine at such time as the liability is incurred by the Operator; and

(c)

any debts, liabilities or obligations arising from operations hereunder in respect of the Property, except financing costs incurred by the other Participant in connection with such other Participants’ contributions to the Production Program.

9.4

 Commencing 30 days after having elected to fund a Production Program which is proceeded with, each Participant shall, within 30 days after being requested in writing to do so by the Operator, pay such amount of Production Program Costs incurred or to be incurred under or pursuant to such Production Program as the Operator may require, but the Operator shall not require payment of any funds more than one month in advance of the period during which the same are to be expended.

9.5

 If it appears that Production Program Costs will exceed by greater than 10% those estimated under a Production Program, the Operator shall immediately give written notice to the Participants outlining the nature and extent of the Production Program Overruns.  If such Production Program Overruns are accepted by the Participants then, within 30 days after the receipt of a written request from the Operator, each Participant shall pay to the Operator its Cost Share of such Production Program Overruns.  If any Participant does not accept such Production Program Overruns, or fails to pay the same, the Operator shall be entitled to either curtail the Production Program, or may elect to bear the Production Program Overruns, in which event it will be entitled to recoup such amount together with interest at the Prime Rate plus three percent pursuant to Section 18.

9.6

 If a Participant elects or is deemed to have elected not to contribute its Cost Share of a Production Program pursuant to subsection 9.2, such Participant will be deemed to have lost its right to contribute to the Production Program and the other Participant will have the right to contribute all Production Program Costs to be incurred under or pursuant to the Production Program and the Operator will proceed with the Production Program and the Participant’s Interest that did not contribute shall be immediately converted to a Net Profits Interest and it shall cease to be a Participant.

9.7

   If a Participant:

(a)

at any time fails to pay such amount of Production Program Costs as is requested by the Operator in accordance with subsection 9.4; or

(b)

at any time fails to pay such amount of Production Program Overruns as was accepted by such Participant in accordance with subsection 9.5,

the Operator may give written notice to such Participant demanding payment, and if such Participant has not paid such amount within 30 days after receipt of such notice, such Participant shall be deemed to be in default under subsection 9.4 or 9.5 and have lost its right to contribute to the Production Program in respect of the Property the remaining Participant shall have the right to contribute all Production Program Costs to be incurred under or pursuant to the Production Program in respect of the Property and the Operator will proceed with the Production Program and the Participant’s Interest that did not contribute shall be immediately converted to a Net Profits Interest and it shall cease to be a Participant.

10.

MANAGEMENT COMMITTEE

10.1

                The Management Committee for the Property shall consist of a member and an alternate member of each Participant.  Each Participant shall designate in writing to the other the names of its member and alternate member of the Management Committee.

10.2

                A Participant may from time to time revoke in writing the appointment of its member to the Management Committee and appoint in writing another in his place.  A Participant may from time to time in writing appoint one alternate member for any member theretofore appointed by such Participant to the Management Committee.  Alternate members may attend meetings of the Management Committee, and in the absence of the member, his alternate may vote and otherwise act in the place and stead of a member.  Whenever any member or alternate member votes or acts, his votes or actions shall for all purposes of this Agreement be considered the actions of the Participant whom he represents.  The Participants shall give written notice to each other from time to time as to names, addresses, telephone numbers and facsimile numbers of their respective members and alternates on the Management Committee.

10.3

                Meetings of the Management Committee may take place by means of counterpart resolutions delivered by facsimile, mail or courier or by means of conference telephones or other communication facilities by which means all Participants or their alternates participating in the meeting can hear each other.  The persons participating in a meeting in accordance with this subsection shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

10.4

                Meetings of the Management Committee may be called by the Operator or either Participant by giving ten days’ notice in writing to the others except that 60 days’ notice shall be given in respect of a meeting to consider a pre-Feasibility Report or Feasibility Report and Production Program, unless otherwise agreed to by the Participants.

10.5

                The initial chairman of the Management Committee (the “Chairman”) shall be determined by the Participant that is the Operator and thereafter designated by the Participant with the greatest Interest in the Property.

10.6

                The Operator shall consult freely with the Management Committee and the members thereof, and keep them fully advised of the present and prospective operations and plans and shall furnish the Management Committee with monthly financial statements and reports relating to the status of the Property together with timely current reports and information on any material results relating to the Property.

10.7

                Voting by the Management Committee may be conducted by verbal, written, facsimile or electronic ballot.

10.8

                Except as hereinafter provided, a quorum of any meeting of the Management Committee shall consist of any combination consisting of one member or one alternate of each Participant.  If a quorum is not present within thirty minutes after the time fixed for holding any such meeting, the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place.  At the adjourned meeting the members or alternate members present in person (which may include only one person) shall form a quorum and may transact the business for which the meeting was originally convened.

10.9

                One member of the two members appointed by each Participant will be designated as the voting member.  The voting member (or alternate member in the absence of the member) of the Management Committee shall have a number of votes equal to the Interest held by the Participant such member or alternate member represents.

10.10

Except as provided in subsection 10.11 and 10.12, all decisions of the Management Committee shall be by the affirmative vote of a majority of the votes entitled to be cast by members.

10.11

In the case of an equality of votes on any matter which cannot be resolved, the Chairman shall have a casting vote, and if the Chairman exercises such vote it will be deemed to be a resolution approved by a majority of the votes of the Participants, and in all other cases, the matter shall be referred to arbitration pursuant to section 34.

10.12

The following matters shall require the unanimous approval of the Management Committee:

(a)

the acquisition or disposition of an Asset or series of Assets with a fair market value in excess of US$1,000,000 or an Asset that the acquisition or disposition of which would substantially change the nature of the business ordinarily conducted by the Joint Venture;

(b)

the commencement of any litigation on behalf of the Joint Venture seeking damages in excess of US$100,000 or the settlement of any litigation or other dispute involving the Joint Venture for an amount in excess of US$100,000; and

(c)

the disposition of all or any material portion of the Property.

10.13

All meetings shall be held at such place in the City of Vancouver, as shall be designated by the Operator unless otherwise agreed to by the Participants.

10.14

There shall be included with a notice of meeting such material and data as may be reasonably required to enable the members of the Management Committee to determine the position they should take in respect of any vote or election to be made at such meeting.

10.15

The Operator shall have the responsibility of preparing and distributing notices and agendas of meetings and keeping records of the proceedings at such meetings and distributing same to the Participants.  Unless any Participant whose representative was present at the relevant meeting objects by notice in writing delivered to the Operator within 30 days of receipt of minutes of meetings, detailing the basis for such objection, the minutes so distributed shall be deemed a conclusive record of the proceedings of such meetings.  The Participants shall not effect any action based on minutes which are in dispute and, in the event of any dispute in respect of the minutes, the Participants shall reconvene a Management Committee meeting within seven days to resolve such dispute.

11.

POWERS OF MANAGEMENT COMMITTEE

11.1

The Management Committee shall, without limiting any of its powers as specified elsewhere in this Agreement, have the exclusive right, power and authority separately with respect to the Property to:

(a)

approve, modify, or reject any Feasibility Report, Production Program or Operating Plan proposed by the Operator or any Feasibility Report or Production Program proposed by a Participant;

(b)

remove the Operator of the Property;

(c)

appoint a new Operator if the Operator resigns pursuant to subsection 5.1 or is deemed to have resigned pursuant to subsection 5.3;

(d)

determine the terms of engagement of the Operator, including any remuneration payable to the Operator on the basis that the Operator should neither profit nor lose for acting as such;

(e)

approve or reject the sale, abandonment or disposition of any part of the Assets (other than the Property), which, in the case of any asset or series of related assets having a value in excess of $200,000; and

(f)

establish accounting procedures from time to time for the Operator.

12.

OPERATING PROGRAMS, BUDGETS AND PAYMENTS

12.1

On the commencement of Commercial Production for the Property, all mining operations on the Property will be planned and conducted and all estimates, reports and statements will be prepared and made on the basis of an operating year and in accordance with the Accounting Procedure.  The first operating year for the Property will be the period from the commencement of

Commercial Production to December 31st of the same calendar year and thereafter each operating year will coincide with the calendar year (an “Operating Year”).

12.2

Prior to the beginning of each Operating Year the Operator will prepare and deliver to the Participants an Operating Plan for the ensuing Operating Year.  The Operating Plan applicable to the first Operating Year will be submitted not later than three months prior to the date estimated by the Operator as the date of commencement of Commercial Production, and the Operating Plan for each subsequent operating year will be submitted not later than October 15 in the year immediately preceding the Operating Year to which such Operating Plan relates.  Each Operating Plan will contain, with reference to the Operating Year to which it relates, the following:

(a)

a plan of proposed mining operations including, without limiting the generality of the foregoing, particulars of any special items such as:

(i)

an increase of 20% or more in the capacity or through put of the concentrating mill or mining capacity,

(ii)

additional general exploration of the Property outside the mine,

(iii)

opening and equipping an additional mine or mines on the Property,

(iv)

any departure from development or mining plans previously followed by the Operator,

(v)

any plans for stockpiling of Mineral Products,

(vi)

any development work to be completed in any Operating Year if such work in not required in the ordinary course to continue mining as contemplated by the approved Operating Plan and Costs therefore are reasonably estimated by the Operator to exceed $1,000,000, or

(vii)

any reclamation plans that exceed the general reclamation plan;

(b)

a detailed estimate of all Operating Costs plus a reasonable allowance for contingencies;

(c)

an estimate of the quantity of Mineral Products to be produced from the Property; and

(d)

such other facts and figures as may be necessary to give the other parties a reasonably complete picture of the results the Operator plans to achieve;

and the Operator shall promptly supply to each Participant any additional or supplemental information which that Participant may reasonably require in respect to the Operating Plan.

12.3

Each Participant will have 30 days from receipt of any annual Operating Plan within which to consider such Operating Plan following which a meeting of the Management Committee will be called to deal with any objections and alternative proposals.  The proposed Operating Plan will then be voted on by the Management Committee.  If the proposed Operating Plan is approved but either Participant objects to the approved Operating Plan on the basis of any of the items set out in subparagraphs 12.2(a)(i) to (vii) the Operator will either modify the Operating Plan or may elect to bear the Operating Costs of such Participant relating to such item, in which event it will be entitled to recoup such amount together with interest at the Prime Rate plus three percent pursuant to section 18.

12.4

Based upon the budgets submitted to and approved by the Management Committee as the same may be revised from time to time the Operator shall submit to each Participant on or before the 15th day of each month an estimate of the cash requirements for the next month which shall show:

(a)

separately the estimated cash disbursements which the Operator will be required to make for Operating Costs and any other expenditures approved by the Participants;

(b)

the extent if any to which such disbursements will be satisfied out of cash in the Operating Fund (as hereinafter defined) after allowing for the cash balance to be maintained in the Operating Fund as approved by the Management Committee;

(c)

the amounts, if any, which are credited to each Participant in the immediately preceding month;

(d)

the Cost Share which each Participant will be required to furnish to the Operator for such disbursements net of and indicating the amount of Operating Costs, if any, to be advanced by the Operator on behalf of that Participant pursuant to subsection 12.3; and

(e)

the account into which the required funds are to be deposited.

12.5

Within 30 days after receipt of each such cash estimate, the Participants will remit to the Operator their respective Cost Shares required under paragraph 12.4(d) and if any Participant fails to pay all or any part of its Cost Share pursuant to paragraph 12.4(d) the Operator shall be entitled to pay the unpaid share of that Participant.  If the Operator pays such unpaid share, it will have a lien in respect of 150% of such amount pursuant to section 18 and the provisions of section 19 will apply.

12.6

Prior to incurring any Operating Cost hereunder or as soon as reasonably practicable thereafter, the Operator will open an account or accounts in bank(s) approved by the Participants for the purpose of establishing and maintaining therein at all times a cash fund (the “Operating Fund”) from which Operating Costs will be paid by the Operator or from which the Operator may be reimbursed for Operating Costs spent by it.  All funds therein shall be spent rateably in accordance with the Participants’ respective Interests.  Interest received on such funds shall be distributed proportional to each Participant’s respective Interest therein.

12.7

All money received by the Operator from the Participants and the payment of the Operator’s invoices for accrued Operating Costs shall be deposited in the Operating Fund and, in addition, each Participant shall deposit or cause to be deposited in the Operating Fund at the times and in the manner provided in subsection 12.4 the sums provided for therein.  The total amount of deposits in the Operating Fund, regardless of the source thereof, shall at no time exceed the gross Operating Costs of the Operator for the then current and next succeeding month as estimated in the Operating Plan then in effect.

12.8

On commencement of the Production Program or on such earlier date as the Operator considers it necessary based on the work being carried out on the Property, the Operator shall establish and administer a contingency fund (the “Contingency Fund”), in addition to all required statutory funds, to be maintained as a separate account for the purpose of paying all costs, outlays, expenses, obligations, liabilities and charges of whatever kind or nature incurred or chargeable, directly or indirectly, by the Participants for environmental protection, reclamation, pollution control, testing, monitoring, clean-up, containment and removal of hazardous substances from the Property in which such Participants have an Interest, remediation, decommissioning, shutdown and other similar matters (“Reclamation and Remediation Costs”), severance pay and pensions for employees arising as a result of operations and in connection with the permanent or temporary shutdown in whole or in part of any mine on the Property.  At the time such Contingency Fund is established the Operator will estimate the amount required throughout the life of the mine and, based upon the estimated mine life, the amount required to be contributed by each Participant in accordance with its Interest in the Property on an annual basis or from time to time in the case of special or unexpected Reclamation and Remediation Costs.  Such Contingency Fund shall be held in trust on behalf of the Participants and invested and reinvested by the Operator in Government of Canada treasury bills or similar liquid investments as the Management Committee may from time to time authorize acting prudently on behalf of the Participants.  To the extent that additional funds are required to fund Costs once the Contingency Fund is in place and the Management Committee is of the view that there will be sufficient future Mineral Products produced from the Property to replenish any moneys borrowed from the Contingency Fund the Operator will distribute such funds to the Participants in accordance with their respective Interests in the Property.  In the event of any subsequent shortfall in the Contingency Fund, each Participant will within 30 days of being requested to do so in writing by the Operator, repay its Cost Share of such funds.

12.9

If the Interest of a Participant in the Property is converted to a Net Profit Interest pursuant to subsection 4.3 the Participant whose Interest in the Property was converted shall cease to be a Participant, but shall remain liable for its Cost Share of all amounts chargeable to it in respect of the Property as of the date of such conversion as well as all liabilities and obligations relating to the Assets in an amount equal to its Interest in respect of the Property at the time such liabilities and obligations arose.  If the remaining Participant requires it to do so, the former Participant whose Interest in respect of the Property was so converted shall secure to the satisfaction of the remaining Participant its Cost Share of the costs of reclamation of the surface lands to the Property and other environmental rehabilitation as may be required, such Cost Share to be determined on the basis of the Interest of such Participant in respect of the Property at the time the events giving rise to such liabilities occurred.

13.

DISPOSITION OF PRODUCTION

13.1

Subject to the provisions of subsection 13.3, for any period after the commencement of Commercial Production on the Property and provided that each Participant has paid to the Operator its respective Cost Share of Operating Costs for that period, the Participants shall take in kind and separately dispose of Mineral Products in the ratio of their respective Interests in the Property.

13.2

For purposes of determining the value of Mineral Products taken in kind pursuant to subsection 13.1, each Participant’s share of Mineral Products shall be valued at the time of delivery to the Participants (or purchase or sale by the Operator pursuant to subsection 13.5) and at a value equal to that received by the Participant acting as Operator for its share of such Mineral Products after deduction of:

(a)

all costs of transporting Mineral Products, including insurance, from the Property to the place of delivery designated by the purchaser of such Mineral Products,

(b)

such reasonable charge for marketing Mineral Products as is consistent with generally accepted industry marketing practices, and

(c)

all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by such Participant in connection with the disposition of Mineral Products taken in kind.

13.3

If the Operator makes any payment on behalf of a Participant pursuant to subsection 12.5, it shall have the prior and preferred right pursuant to section 18 to receive that Participant’s share of Mineral Products under subsection 13.1 until the Operator has received Mineral Products in kind of a value equal to 150% of the actual payment made as provided in subsection 12.5.  If the Operator makes any payment on behalf of a Participant pursuant to subsections 9.5 or 12.3 it shall have the prior and preferred right pursuant to section 18 to receive that Participant’s share of Mineral Products under subsection 13.1 until the Operator has received Mineral Products in kind of a value equal to the actual payment made by the Operator pursuant to subsections 9.5 or 12.3 together with interest at the Prime Rate plus three percent, calculated on the outstanding balance from time to time from the date of advance of such funds.

13.4

Any extra expenditure incurred by reason of the taking in kind or separate disposition by a Participant of its proportionate share of Mineral Products shall be borne by that Participant and that Participant shall be required to construct, operate and maintain, at its own expense, any and all facilities which may be necessary to receive, store and dispose of its share of Mineral Products.  From the time of delivery to a Participant of its proportionate share of Mineral Products, the Operator will have no responsibility for the security of, or insurance for, such Mineral Products.

13.5

If either Participant fails to make the necessary arrangements to take in kind or separately dispose of its proportionate share of Mineral Products, the Operator as agent may purchase for its own account or sell such share, subject to the right of the Participant owning such share to revoke at will the Operator’s authority under this subsection in respect of Mineral Products not then purchased by the Operator or committed for sale to others, and the Operator shall be entitled to deduct from the sale proceeds all costs of or related to marketing such Mineral Products including, without limitation, transportation, insurance, storage, commissions, and discounts but all contracts of sale executed by the Operator for a Participant’s share of Mineral Products shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances and in no event shall any such contract be for a period in excess of one year.  Any Participant that fails to make the necessary arrangements to take in kind, or separately dispose of its proportionate share of Mineral Products, agrees at its sole cost and expense to release and indemnify, protect, hold harmless and defend the Operator, its successors and assigns and their respective directors, officers, agents, attorneys and employees from and against all claims, demands, damages, losses, liabilities, obligations, penalties, fines, actions, causes of action, judgments, suits, proceedings, costs, disbursements and expenses (including, without limitation, fees, disbursements and costs of lawyers, environmental consultants and experts), and all foreseeable and unforeseeable consequential and other damages of any kind or of any nature whatsoever other than arising from the gross negligence of, or wilful damage to the Property by, the Operator, related to or arising from any actions or steps taken by the Operator pursuant to this section 13.5.

13.6

Proceeds, if any, from the sale by the Operator of Mineral Products pursuant to subsection 13.5 or receipts of insurance payments related to the loss or destruction of such Mineral Products, shall be calculated by the Operator separately for each Participant at the end of each calendar month and shall be paid monthly within 20 days after the end of each such calendar month following payment to the Operator by each Participant of its respective Cost Share of Operating Costs outstanding as at the end of that calendar month.

13.7

If a Participant, any Associated Company of a Participant or any person with whom a Participant is not dealing at arm’s length is a purchaser of Mineral Products from a Participant, and if the value of such Mineral Products is to be used to determine any matter arising under this section, such Participant shall be deemed to receive prevailing market prices for all Mineral Products so sold.

14.

AUDIT

14.1

The records relating to the Property including all Costs and Mineral Products taken in kind or to the calculation of proceeds from the sale thereof shall be audited annually at the end of each fiscal year of the Operator and:

(a)

any adjustments required by such audit shall be made forthwith;

(b)

a copy of the audited statements shall be delivered to the Participants within six months of the end of such fiscal year; and

(c)

the expenses of any such audit will be deemed to be Costs;

and all such accounts and records shall be deemed to be correct and accurate unless questioned by a Participant within 12 months following the end of the calendar year to which the accounts relate.

14.2

Each Participant at reasonable times and upon notice in writing to the Operator, shall have the right to inspect, audit and copy the Operator’s accounts and records relating exclusively to the operations of the Joint Venture for any calendar year within 12 months following the end of such calendar year.  The Participants shall make all reasonable efforts to conduct audits in a manner which will result in a minimum of inconvenience to the Operator and the expenses of any such audit will be borne by the Participant which implemented it.

15.

SHARING OF AND CONFIDENTIAL NATURE OF INFORMATION

15.1

Subject to subsection 15.2, each Participant agrees that all information obtained hereunder shall be the exclusive property of the Participants and not publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction, or with the written consent of the other Participants, such consent not to be unreasonably withheld or delayed.

15.2

Consent to disclosure of information pursuant to subsection 15.1 shall not be unreasonably withheld where a Participant wishes to disclose any such information to a third party for the purpose of arranging bona fide financings for its contributions to Costs hereunder or for the purpose of selling its Interest in the Property, or attracting a third party to enter a joint venture in respect of the Property, provided that such third party gives its undertaking to the Participants that any such information not theretofore publicly disclosed shall be kept confidential and not disclosed to others.

15.3

Neither Participant shall be liable to the other for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such Participant has taken reasonable steps to ensure the preservation of the confidential nature of such information.

16.

LIMITED CHARGING

16.1

Each Participant hereby covenants and agrees with the other to cooperate fully in connection with any financing necessary to complete a Feasibility Study or for a Production Program for the Property which is presented on reasonable commercial terms for projects of a similar nature, size and financial risk and to hold its Interest free and clear of all liens, charges and encumbrances including any floating charge (except liens for taxes not yet due and other inchoate liens and arising from operations on the Property being contested in good faith) and each Participant shall, if so required by the terms of such financing, issue to any lender providing such financing, bonds, debentures or other security instruments charging its Interest in the Property, inter alia, by way of a specific first mortgage and charge limited to its Interest in the Property.  No such financing shall require either Participant to give any guarantee to any third party on behalf of the other Participant, to be jointly and severally liable for the repayment of such financing or to give security to any lenders in respect of such financing in an amount greater than its Interest in the Property.

16.2

If a joint financing for the Feasibility Study or Production Program is not arranged as contemplated in subsection 16.1, then notwithstanding the provisions of section 19, for the purpose of financing its share of the Feasibility Study or Production Program a Participant may, at any time, mortgage, charge or otherwise encumber the whole or any part of its Interest in the Property but only upon the condition that the holder of such encumbrance, (hereinafter called the “Chargee”), first enters into a written agreement with the other Participant in form satisfactory to counsel for such other Participant, binding upon the Chargee, to the effect that:

(a)

the Chargee will not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Participant’s Interest in the Property and that such encumbrance shall be subject to the provisions of this Agreement;

(b)

the Chargee’s remedies under the encumbrance shall be limited to the sale of the whole, (but only of the whole), of the encumbering Participant’s Interest in the Property to the other Participants in accordance with section 17, or failing such disposition, at a public auction to be held after 90 days’ prior notice to the other Participants, such sale to be subject to the purchaser entering into a written agreement with the other Participants whereby such purchaser assumes all obligations of the encumbering Participant under the terms of this Agreement; and

(c)

if the Interest of a Participant in the Property is forfeited, the right of such Participant to act as Operator for the Property will cease.

17.

RESTRICTIONS ON ALIENATION

17.1

Except in accordance with this Agreement neither Participant shall transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate any or all of its Interest in the Property or transfer or assign any of its rights under this Agreement other than a Net Profits Interest.

17.2

Neither Participant shall sell any of its Interest in the Property or otherwise transfer or assign any of its rights under this Agreement except:

(a)

in its entirety, unless specifically provided otherwise hereunder;

(b)

pursuant to an agreement in writing;

(c)

as a single transaction not directly or indirectly part of some other sale or purchase or agreement for any additional consideration of any nature whatsoever; and

(d)

when there is no default of any of the covenants and agreements herein contained by such Participant.

17.3

Nothing in this section shall prevent:

(a)

a sale by either Participant of all of its Interest in the Property or an assignment of all its rights under this Agreement to an Associated Company provided that such Associated Company first complies with the provisions of subsection 17.11 and agrees with the other parties in writing to retransfer such Interest to the originally assigning party before ceasing to be an Associated Company of such Participant;

(b)

a joint disposition of the Property or all or any part of the other assets constituting any part of the Assets to a third party by all the Participants;

(c)

a transfer of all or any part of the Interests of one Participant to the other Participant; or

(d)

an assignment by Expatriate of its entire Interest and its rights under this Agreement to Energold Minerals Inc.

17.4

Subject to subsections 17.1, 17.2 and 17.3 if either Participant (in this section called the “Offeror”) intends to sell its Interest in the Property or assign its rights under this Agreement it shall give notice in writing to the other Participant (in this section the Participant receiving such notice is called the “Offeree”) of such intention together with the terms and conditions on which the Offeror intends to sell its Interest in the Property or assign its rights under this Agreement.

17.5

Subject to subsections 17.1, 17.2 and 17.3, if either Participant (in this section also called the “Offeror”) receives any offer to purchase its Interest in the Property or assign its rights under this Agreement which it intends to accept, the Offeror shall not accept the same unless and until the Offeror has first offered to sell such Interest in the Property or rights under the Agreement to the other Participant (in this section also called the “Offeree”) on the same terms and conditions as in the offer received and the same has not been accepted by the Offeree in accordance with subsection 17.7.

17.6

Any communication of an intention to sell pursuant to subsections 17.4 or 17.5 (the “Offer” for the purposes of this section only) shall be in writing delivered in accordance with section 20 and shall:

(a)

set out fully and clearly all of the terms and conditions of any intended sale;

(b)

if it is made pursuant to subsection 17.5, include a photocopy of the Offer and clearly identify the entity making the offer and include such information as is known by the Offeror about such entity; and

(c)

to the extent that the Offer contains non-cash consideration, the cash equivalent value of the Offer;

and such communication will be deemed to constitute an Offer by the Offeror to the Offeree to sell the Offeror’s Interest in the Property or transfer or assign its rights under this Agreement to the Offeree on the terms and conditions set out in such Offer.

17.7

Any Offer made as contemplated in subsection 17.6 shall be open for acceptance by the Offeree for a period of 60 days from the date of receipt by the Offeree.

17.8

If an Offeree accepts the Offer within the time limited, such acceptance shall constitute a binding agreement of purchase and sale between the Offeror and the Offeree for the

Interest in the Property or its rights under this Agreement on the terms and conditions set out in such Offer.

17.9

If the Offer contains a cash equivalent value pursuant to subsection 17.6(c), the Offeree may accept the Offer and as a result will be obligated to pay the Offeror the cash equivalent value as set out in the Offer.  Within 30 days of receipt of an Offer containing a cash equivalent value, the Offeree may give written notice to the Offeror that it intends to dispute the cash equivalent value set out in the Offer.  If such dispute has not been resolved within 20 days of delivery of the written notice of such dispute, the matter shall be resolved by arbitration pursuant to Section 34, and in such event, the Offeree’s right to accept such Offer pursuant to subsection 17.7 shall be extended until 10 days after such dispute has been finally resolved by such arbitration.

17.10

If the Offeree does not accept the Offer within the time limited the Offeror may complete a sale and purchase of its Interest or its rights under this Agreement on exactly the same terms and conditions set out in the Offer and, where applicable, only to the party making the original offer to the Offeror as contemplated in subsection 17.5, and in any event such sale and purchase will be completed within 90 days from the expiration of the right of the Offeree to accept such Offer or the Offeror must again comply with the provisions of this section.

17.11

While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed in accordance with the provisions of this section.

17.12

Before the completion of any sale by a Participant of its Interest or rights under this Agreement, to an Associated Company or otherwise, the entity purchasing such Interest shall agree in writing to be bound by the terms and conditions of this Agreement.

17.13

Each Participant agrees that its failure to comply with the restrictions set out in this section would constitute an injury and damage to the other Participant impossible to measure monetarily and, in the event of any such failure the other Participant shall, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to seek injunctive relief restraining or enjoining any sale of any Interest in the Property or assignment of any rights under this Agreement save in accordance with the provisions of this section.

17.14

If the Participant acting as Operator sells its Interest in the Property or transfers or assigns its rights under this Agreement to a third party, its right as Operator under this Agreement shall be included in such sale only if the third party is acceptable to the remaining Participant and is capable of assuming and performing the duties and obligations of the Operator imposed under this Agreement.

18.

LIEN

18.1

The Operator shall have a first lien and first charge on the Participants respective Interests, their right to receive either Mineral Products in kind or proceeds from the sale thereof and their interests in any contracts for the sale of Mineral Products and the Contingency Fund, as security for any amount paid by the Operator on behalf of a Participant in respect of Production Program

Overruns under subsection 9.5 or Operating Costs under subparagraph 12.2(a) (i) to (vii) pursuant to subsections 12.3 or 12.5.

18.2

The lien in favour of the Operator under subsection 18.1 (hereafter referred to as the “Lienholder”) may be secured upon the request of the Lienholder by a mortgage, pledge, charge, general security agreement and financing statement under applicable personal property security legislation in favour of the Lienholder upon the Interest of the debtor Participant (hereafter referred to as the “Debtor”), the Debtor’s right at any time to receive Mineral Products in kind and/or proceeds from the sale thereof and its interest in any contracts for the sale of Mineral Products, but if the Debtor wishes to provide a sufficient bond for securing such payment, in the place of a mortgage, pledge and charge, general security agreement and financing statement, it may elect to do so, and if the Lienholder objects thereto, the sufficiency of the bond (including acceptability of the obligor thereunder, as the case may be) shall be submitted to arbitration in accordance with the provisions of section 34 of this Agreement.

18.3

If the Lienholder is unable to eliminate any amounts owed to it by the Debtor pursuant to subsection 18.1 and the Debtor owing the amount in question has not paid off the deficiency within 60 days of such default to pay such amounts owing, the Lienholder shall have the right to take possession of all or any part of the Debtor’s Interest.  The Lienholder may sell and dispose of the Interest which it has so taken into its possession by:

(a)

first offering that Interest pro rata to the Participant other than the Debtor (the “Non-defaulting Participant”), for that price which is the average of the fair market value stated in three appraisals obtained by the Lienholder from independent well recognized appraisers competent in the appraisal of mining properties; and

(b)

if the Non-defaulting Participant has not purchased all or part of that Interest as aforesaid, then by selling the balance, if any, either in whole or in part or in separate parcels at public auction or by private tender (the “Non-defaulting Participants being entitled to bid) at a time and on whatever terms the Lienholder shall arrange, having first given notice to the Debtor of the time and place of the sale.

18.4

As a condition of the sale as contemplated in paragraph 18.3(b), the purchaser shall agree to be bound by this Agreement and, prior to acquiring the Interest, shall deliver notice to that effect, in form acceptable to the Lienholder to all Participants.  Section 17 shall not apply to any proposed sale to a third party pursuant to paragraph 18.3(b).

18.5

The net proceeds of any sales (after deduction of the expenses of sale) pursuant to subsection 18.3 shall be applied by the Lienholder in payment of the amount due from the Debtor and interest as aforesaid, and the balance remaining, if any, shall be paid to the Debtor after deducting therefrom reasonable costs of the sale.

18.6

The purchaser at any sale hereunder shall not be bound to see to the propriety or regularity thereof.  Any sale or disposal made pursuant to this section 18 shall be a perpetual bar both at law and in equity to any actions, suits, proceedings, claims or litigation by the Debtor and its successors and assigns against the Lienholder and any purchasers with respect to such debt and sales except to obtain its share of residual sale proceeds, if any, pursuant to subsection 18.5.

18.7

At the sale contemplated by subsection 18.3, the Debtor shall execute and deliver all transfer documents necessary to transfer the Debtor’s Interest.  The Debtor hereby irrevocably appoints the Lienholder or any officer of the Lienholder as its attorney-in-fact with full power and authority to execute any and all documents which the purchaser of the Debtor’s Interest deems necessary to evidence the transfer of the Interest of the Debtor.  Such power of attorney is coupled with an interest and shall not be revoked by, affected or extinguished by any incapacity or dissolution of the Debtor.

18.8

For purposes of determining the value of Mineral Products taken by the Operator or a Participant pursuant to section 18 each Participant’s share of Mineral Products shall be valued after deduction of:

(a)

all costs of transporting Mineral Products, including insurance, from the Property to the place of delivery designated by the purchaser of such Mineral Products,

(b)

such reasonable charge for marketing Mineral Products as is consistent with generally accepted industry marketing practices, and

(c)

all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by such Participant in connection with the disposition of Mineral Products taken in kind.

19.

ENCUMBRANCE, PARTITION AND INDEMNIFICATION

19.1

Except as provided in sections 16, 17 and 18 hereof, a Participant shall not encumber or suffer to exist any lien, charge or encumbrance on its Interest.

19.2

Neither Participant shall partition or seek partition, whether through order of any court or otherwise, of the Property, or other assets constituting any part of the Assets.

19.3

A Participant shall not have authority to act for or assume any obligations or liabilities on behalf of the other Participant except such as are specifically authorized pursuant to and in accordance with the terms of this Agreement, and each Participant shall indemnify and hold the other, and their officers, employees, and agents, harmless from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of any obligations by it done or undertaken on behalf of the other Participant other than as provided herein.

20

NOTICE

20.1

Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by sending the same by, telecommunication, facsimile or other similar form of communication, in each case addressed as follows:

(a)

If to Almaden, to its attention at:

Almaden Minerals Ltd.
#1103, 750 West Pender Street
Vancouver, B.C.  V6C 2T8

Attention:  Duane Poliquin, President
Facsimile No.: (604) 689-7645

(b)

If to Expatriate at:

Expatriate Resources Ltd.
#701 – 475 Howe Street
Vancouver, B.C.  V6C 2B3

Attention:  Harlan Meade, President, CEO
Facsimile No.:  (604) 682-5404

20.2

Any notice, direction or other instrument will, if delivered on a regular business day, be deemed to have been given and received on the day it was delivered and otherwise on the next business day, and if sent by telecommunication, facsimile or other similar form of communication on a regular business day, be deemed to have been given or received on the day it was so sent and otherwise on the next business day.

20.3

Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such Participant for the purposes of giving notice hereunder.

21.

FURTHER ASSURANCES

21.1

The Participants will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

22.

MANNER OF PAYMENT

22.1

All references to monies hereunder shall be in Canadian funds.  All payments to be made to any Participant hereunder may be made by cheque or draft mailed or delivered to such Participant at its address for notice purposes as provided herein, or deposited for the account of such Participant at such bank or banks as such Participant may designate from time to time by written notice.  said bank or banks shall be deemed the agent of the designating Participant for the purpose of receiving, collecting and receipting such payment.

23.

TERMINATION

23.1

This Agreement shall terminate upon the occurrence of the earliest of:

(a)

a written agreement by the Participants to terminate;

(b)

except with respect to the Net Profit Interest, upon the transfer of all of a Participant’s Interest to the Remaining Participant pursuant to Subsection 4.3; or

(c)

such time as there is only one Participant and no party holds a Net Profit Interest.

23.2

Notwithstanding the foregoing, Expatriate may terminate this Agreement at any time prior to a Production Decision being made by providing written notice to Almaden, whereupon Expatriate shall have no further rights or obligations under this Agreement.

24.

TIME OF ESSENCE

24.1

Time is of the essence in the performance of this Agreement.

25.

HEADINGS

25.1

The headings of the sections of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to affect the construction or meaning of anything herein contained or govern the rights and liabilities of the parties.

26.

ENUREMENT

26.1

This Agreement shall enure to the benefit of and be binding upon the Participants and their respective successors and permitted assigns.

27.

FORCE MAJEURE

27.1

Neither Participant will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to, war, insurrection, civil unrest, adverse weather conditions, environmental protests or blockages, protests, blockages or legal challenges by First Nations, disputes or disruptance of permitting, acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an “Intervening Event”).

27.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in subsection 27.1.

27.3

A Participant relying on the provisions of subsection 27.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such Participant to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

28.

DEFAULT

28.1

Notwithstanding anything in this Agreement to the contrary (other than the provisions of this Agreement providing for elections to any Production Program for which no notice of default need by given), if either Participant (a “Defaulting Participant”) is in default of any requirement herein set forth the other Participant shall give written notice to the Defaulting Participant specifying the default and the Defaulting Participant shall not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected Participant the Defaulting Participant has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Participant fails within such period to take reasonable steps to cure any such default, the affected Participant shall be entitled to seek any remedy it may have on account of such default.

29.

FURTHER AGREEMENT

29.1

After the commencement of Commercial Production, either Participant may give notice to the other Participant requiring such Participant to enter into negotiations to settle a detailed operating agreement to supersede this Agreement.  The Participants will endeavour to settle and execute such an agreement but if they fail to do so this Agreement will remain in full force and effect.

29.2

If either Participant determines that it would be in the best interests of the Joint Venture to have the Participants’ Interests held by a joint venture company, owned by the Participants, for the sole purpose of holding such interests, such Participant may give notice to the other Participant, requiring such Participant to enter into negotiations to settle a new joint venture structure and related documentation to supersede this Agreement, but if they fail to do so this Agreement will remain in full force and effect.

30.

ENTIRE AGREEMENT

30.1

This Agreement constitutes the entire agreement between the Participants and, except as hereafter set out, replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.  Any amendments hereto shall be in writing and be duly executed by all Participants.

31.

GOVERNING LAW

31.1

This Agreement shall be governed by and construed according to the laws of British Columbia.

32.

SEVERABILITY

32.1

If any term of this Agreement is determined to be invalid or unenforceable, in whole or in part, that invalidity or unenforceability will attach only to such term or part term, and the remaining part of the term and all other terms of this Agreement will continue in full force and effect.  The invalidity or unenforceability of any term in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

33.

AREA OF INTEREST

33.1

Each Participant hereby covenants and agrees with the other that if it, or any Associated Company of it (an “Offeror”) acquires, directly or indirectly or pursuant to any third party agreement, any form of interest in minerals located wholly or in part within the Area of Interest the Offeror will, within 30 days of such acquisition, offer, or in the case of an Associated Company, use its best efforts to cause such Associated Company to offer such interest to the other Participant (the “Offeree”) by notice in writing to the Offeree setting out the nature of such mineral interest and including all information known by the Offeror about such mineral interest, the Offeror’s, or its Associated Company’s, acquisition costs and all other details relating thereto and if, within 30 days from the date of the receipt of such notice, the Offeree accepts such mineral interest by notice in writing to the Offeror and pays to the Offeror a portion of the Offeror’s acquisition costs as set out in such notice equal to the Offeree’s Interest in the Property as of the date of this Agreement, such mineral interest will become part of the Property and any acquisition costs so paid will form part of that Participant’s Costs.

33.2

Each Participant hereby covenants and agrees with the other to use its best efforts in any acquisition agreement under which it acquires any interest in minerals within the Area of Interest to acquire a 100% undivided interest in such minerals subject only to royalty interests in favour of the property vendor and financial provisions contemplating the use of one processing facility for ores derived from the various properties in the Area of Interest and to obtain unencumbered rights to assign an interest in any such agreement and the mineral rights related thereto pursuant to the provisions of this Agreement.

34.

ARBITRATION

34.1

Any dispute arising between the Participants in respect of the interpretation of this Agreement or any matter to be agreed upon hereunder will be determined by a single arbitrator to be appointed by all Participants involved in the dispute.

34.2

Any Participant may, upon written notice to the others as provided in section 20 hereof, demand arbitration of any dispute hereunder.

34.3

Upon such written demand and within ten days of the date of giving of such demand, the Participants involved in the dispute will agree on the appointment of an arbitrator.

34.4

No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act and agrees to undertake such arbitration with full regard for the terms of this Agreement.

34.5

Upon appointment of an arbitrator in accordance with subsection 34.1 the parties to the arbitration shall have 30 days to prepare submissions and thereafter the arbitrator will immediately proceed to hear and determine the dispute.

34.6

The award of the arbitrator will be made within 45 days after his appointment subject to any reasonable delay due to unforeseen circumstances.  The award of the arbitrator will be in writing and signed by the arbitrator and will be final and binding upon the Participants who will abide by the award.  The arbitrator shall be entitled to award costs in the proceedings.

34.7

If the Participants cannot agree on a single arbitrator as provided in subsection 34.1 or 34.2 the matter in dispute will be determined by reference to the procedure set out in the British Columbia Commercial Arbitration Act.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

ALMADEN MINERALS LTD. “Duane Poliquin” Per: Authorized Signatory
EXPATRIATE RESOURCES LTD. “Harlan Meade” Per: Authorized Signatory

THIS IS SCHEDULE “A” TO THE AGREEMENT MADE AS OF JUNE 20th, 2003, AMONG ALMADEN MINERALS LTD. AND EXPATRIATE RESOURCES LTD.

The Property

The Property is comprised of the following mineral claims in the Watson Lake Mining District.

Claim Name	Number	Grant Nu m ber	Expiry Date	Map Sheet
LOGAN	1	YA45047	31/12/2003	105B09
LOGAN	2	YA45048	31/12/2003	105B09
LOGAN	3	YA45049	31/12/2003	105B09
LOGAN	4	YA45050	31/12/2003	105B09
LOGAN	5	YA45051	31/12/2003	105B09
LOGAN	6	YA45052	31/12/2003	105B09
LOGAN	7	YA46254	31/12/2003	105B09
LOGAN	8	YA46255	31/12/2003	105B09
LOGAN	9	YA46256	31/12/2003	105B09
LOGAN	10	YA46257	31/12/2003	105B09
LOGAN	11	YA46258	31/12/2003	105B08
LOGAN	12	YA46259	31/12/2003	105B08
LOGAN	13	YA46260	31/12/2003	105B08
LOGAN	14	YA46261	31/12/2003	105B08
LOGAN	15	YA46262	31/12/2003	105B08
LOGAN	16	YA46263	31/12/2003	105B08
LOGAN	17	YA46264	31/12/2003	105B07
LOGAN	18	YA46265	31/12/2003	105B07

LOGAN	19	YA46266	31/12/2003	105B08
LOGAN	20	YA46267	31/12/2003	105B08
LOGAN	21	YA46268	31/12/2003	105B08
LOGAN	22	YA46269	31/12/2003	105B08
LOGAN	23	YA46270	31/12/2003	105B09
LOGAN	24	YA46271	31/12/2003	105B09
LOGAN	25	YA46272	31/12/2003	105B08
LOGAN	26	YA46273	31/12/2003	105B08
LOGAN	27	YA46274	31/12/2003	105B08
LOGAN	28	YA46275	31/12/2003	105B08
LOGAN	29	YA46276	31/12/2003	105B08
LOGAN	30	YA46277	31/12/2003	105B08
LOGAN	31	YA46278	31/12/2003	105B08
LOGAN	32	YA46279	31/12/2003	105B08
LOGAN	33	YA46280	31/12/2003	105B08
LOGAN	34	YA46281	31/12/2003	105B08
LOGAN	35	YA46282	31/12/2003	105B08
LOGAN	36	YA46283	31/12/2003	105B08
LOGAN	37	YA71027	31/12/2005	105B09
LOGAN	38	YA71028	31/12/2005	105B09
LOGAN	39	YA71029	31/12/2005	105B09
LOGAN	40	YA71030	31/12/2005	105B09
LOGAN	41	YA71031	31/12/2005	105B09
LOGAN	42	YA71032	31/12/2005	105B09
LOGAN	43	YA71033	31/12/2005	105B09

LOGAN	44	YA71034	31/12/2005	105B09
LOGAN	45	YA71035	31/12/2005	105B09
LOGAN	46	YA71036	31/12/2005	105B09
LOGAN	47	YA71037	31/12/2005	105B09
LOGAN	48	YA71038	31/12/2005	105B09
LOGAN	49	YA71039	31/12/2005	105B09
LOGAN	50	YA71040	31/12/2005	105B09
LOGAN	51	YA71041	31/12/2005	105B09
LOGAN	52	YA71042	31/12/2005	105B09
LOGAN	53	YA71043	31/12/2005	105B09
LOGAN	54	YA71044	31/12/2005	105B09
LOGAN	55	YA71045	31/12/2005	105B10
LOGAN	56	YA71046	31/12/2005	105B10
LOGAN	57	YA71047	31/12/2005	105B07
LOGAN	58	YA71048	31/12/2005	105B07
LOGAN	59	YA71049	31/12/2005	105B08
LOGAN	60	YA71050	31/12/2005	105B08
LOGAN	61	YA71051	31/12/2005	105B08
LOGAN	62	YA71052	31/12/2005	105B08
LOGAN	63	YA71053	31/12/2005	105B08
LOGAN	64	YA71054	31/12/2005	105B08
LOGAN	65	YA71055	31/12/2005	105B08
LOGAN	66	YA71056	31/12/2005	105B08
LOGAN	67	YA71057	31/12/2005	105B08
LOGAN	68	YA71058	31/12/2005	105B08

LOGAN	69	YA71059	31/12/2005	105B08
LOGAN	70	YA71060	31/12/2005	105B08
LOGAN	71	YA71061	31/12/2005	105B08
LOGAN	72	YA71062	31/12/2005	105B08
LOGAN	73	YA71063	31/12/2005	105B08
LOGAN	74	YA71064	31/12/2005	105B08
LOGAN	75	YA71065	31/12/2005	105B08
LOGAN	76	YA71066	31/12/2005	105B08
LOGAN	77	YA71067	31/12/2005	105B08
LOGAN	78	YA71068	31/12/2005	105B08
LOGAN	79	YA71069	31/12/2005	105B08
LOGAN	80	YA71070	31/12/2005	105B08
LOGAN	81	YA71071	31/12/2005	105B09
LOGAN	82	YA71072	31/12/2005	105B09
LOGAN	83	YA71073	31/12/2005	105B09
LOGAN	84	YA71074	31/12/2005	105B09
LOGAN	85	YA71075	31/12/2005	105B09
LOGAN	86	YA71076	31/12/2005	105B09
LOGAN	87	YA71077	31/12/2005	105B09
LOGAN	88	YA71078	31/12/2005	105B09
LOGAN	89	YA71360	31/12/2003	105B09
LOGAN	90	YA71361	31/12/2003	105B09
LOGAN	91	YA71362	31/12/2003	105B09
LOGAN	92	YA71363	31/12/2003	105B09
LOGAN	93	YA71364	31/12/2003	105B09

LOGAN	94	YA71365	31/12/2003	105B09
LOGAN	95	YA91214	31/12/2003	105B09
LOGAN	96	YA91215	31/12/2003	105B09
LOGAN	97	YA91216	31/12/2003	105B09
LOGAN	98	YA91217	31/12/2003	105B09
LOGAN	99	YA91218	31/12/2003	105B09
LOGAN	100	YA91219	31/12/2003	105B09
LOGAN	101	YA91220	31/12/2003	105B09
LOGAN	102	YA91221	31/12/2003	105B09
LOGAN	103	YA91222	31/12/2003	105B09
LOGAN	104	YA91223	31/12/2003	105B09
LOGAN	105	YA91224	31/12/2003	105B09
LOGAN	106	YA91225	31/12/2003	105B09

THIS IS SCHEDULE “B” TO THE AGREEMENT MADE AS OF JUNE 20th, 2003, AMONG ALMADEN MINERALS LTD. AND EXPATRIATE RESOURCES LTD.

Area of Interest

The “Area of Interest” shall include all of the following area:

Logan Area of Interest

The “Logan Area of Interest” shall be that area enclosed by the boundary formed by joining the following points with straight lines:

LATITUDE	LONGITUDE
60°32’00”	130°24’00”
60°28’00”	130°24’00”
60°28’00”	130°33’00”
60°32’00”	130°33’00”

A map showing the approximate location of the boundaries of the Area of Interest are attached for convenience only.

Schedule ”C” – Page 2

“MAP”

THIS IS SCHEDULE “C” TO THE AGREEMENT MADE AS OF JUNE 20th , 2003, AMONG ALMADEN MINERALS LTD. AND EXPATRIATE RESOURCES LTD.

NET PROFITS INTEREST

1.

The Net Profits Interest payable to a former Participant whose Interest was converted (a “Payee”) to a Net Profits Interest will be a 15% Net Profits Interest which shall be calculated in accordance with this Schedule.  Unless specifically provided otherwise, any terms or expressions given a defined meaning in this Schedule shall have a corresponding meaning in the attached Agreement.

2.

The remaining Participant (the “Owner”) shall establish a Royalty Account to which it shall debit disbursements on the Property as follows:

(a)

Expenditures;

(b)

Operating Losses;

(c)

Production Program Costs;

(d)

Reserve Charges; and

(e)

Interest Charges.

3.

The Owner shall apply Net Profits first to reduce the amounts of cumulative disbursements debited to the Royalty Account.  While there is any debit balance of disbursements in the Royalty Account, the Owner shall retain all Net Profits.  Whenever the Royalty Account shows no debits, Net Profits in an amount equal to the credit balance in the Royalty Account shall be distributed 85% to the Owner and 15% to the Payee.

4.

The Owner shall debit or credit amounts to the Royalty Account, as applicable, on a monthly basis and distribution of Net Profits shall be made on a interim basis within 30 days after the end of each fiscal quarter of the Owner.  A final settlement of the distribution of Net Profits shall be made within 90 days of the end of each fiscal year.  The Owner shall be entitled to deduct any overpayment of the Net Profits Interest as revealed in the annual calculation for purposes of the final settlement from future payments due to the Payee.  Any underpayment shall be paid forthwith.

5.

In this Schedule the following terms shall have the following meanings:

(a)

“Commercial Production” has the meaning set out in the Agreement;

(b)

“Expenditures” has the meaning set out in the Agreement;

(c)

“Facilities” has the meaning set out in the Agreement;

(d)

“Interest Charges” means an amount obtained by applying the Canadian Imperial Bank of Commerce’s prime lending rate at the time the calculation is made plus two percent (2%) to the month end debit balance in the Royalty Account.  For purposes

Schedule ”C” – Page 2

hereof the monthly prime lending rate shall be the annual rate of interest declared to the Owner by the Canadian Imperial Bank of Commerce at Vancouver, British Columbia as the reference rate of interest for determining Canadian dollar loans on the bank’s first working day of that month.  The amount so obtained shall be debited to the Royalty Account at the time of calculation;

(e)

“Mineral Products” has the meaning set out in the Agreement;

(f)

“Net Profits” means, in any month after the commencement of Commercial Production, the amount by which Revenue from the Property exceeds Operating Costs;

(g)

“Operating Costs” has the meaning set out in the Agreement;

(h)

“Operating Losses” means, in any month after the commencement of Commercial Production, the amount by which Operating Costs exceed Revenue;

(i)

“Production Program Costs” has the meaning set out in the Agreement;

(j)

“Property” has the meaning set out in the Agreement;

(k)

“Reserve Charges” means an amount to be established by estimating the cost of rehabilitation, restoration, reclamation and remediation which will have to be spent after Commercial Production has terminated and charging a portion of that cost monthly to the Royalty Account over a reasonable period of time from commencement of Commercial Production;

(l)

“Revenue” means the amount of money received by the Owner from the sale of Mineral Products or any assets, proceeds of insurance related thereto, except where insurance proceeds are used to replace Facilities, the cost of which has been previously charged to the Royalty Account; and

(m)

“Royalty Account” means the account to be established by the Owner for purposes of calculating the amount of the Net Profit Royalty.

6.

The Owner shall at all times maintain adequate records which shall be made available to the Payee in order that the Payee may verify the correctness of any entries in the Royalty Account or in the determination of the Net Profits Interest.  The Owner shall utilize methods for weighing and sampling ore which are generally accepted within the industry.

7.

Not more often than once per year, the Payee may audit, at its own expense, the records, going back not more than 24 months, of the remaining Participants relating to the computation of the Net Profits Interest.

Schedule ”C” – Page 3

8.

If Mineral Products are sold to a non-arm’s length entity, the gross sales value credited to the Royalty Account shall be equal to the fair market value of such Mineral Products determined by using prices for the metallic form or for normally accepted forms as published in the Engineering and Mining Journal or other mutually agreed upon forms and prices.

THIS IS SCHEDULE “D” TO THE AGREEMENT MADE AS OF JUNE 20th , 2003, AMONG ALMADEN MINERALS LTD. AND EXPATRIATE RESOURCES LTD.

Permitted Encumbrances

NIL

THIS IS SCHEDULE “E” TO THE AGREEMENT MADE AS OF JUNE 20TH

2003, AMONG ALMADEN MINERALS LTD. AND EXPATRIATE

RESOURCES LTD.

______________________________________________________________________________

SCHEDULE “E”

JOINT OPERATIONS ACCOUNTING PROCEDURE

Attached to and made apart of the Operating Agreemen between

________________________________________________________________________dated the _____day of_____________________

In the event of a conflict between the provisions of this Accounting Procedure and the provisions of the Operating Agreement to which this Accounting Procedure is attached, the provisions of the Operating Agreement shall control; provided, however, that the definitions contained herein shall control as to the interpretation of this Accounting Procedure.

The purpose of this Accounting Procedure is to establish equitable methods for determining charges and credits applicable to operations under Operating Agreement.  The Parties agree that if any such methods prove unfair or inequitable to Operator or Non-Operator(s), the Parties will meet and in good faith endeavor to agree on changes in methods deemed necessary to correct any unfairness or inequity.

I.  GENERAL PROVISIONS

1.

Definitions

Agreement means the Operating Agreement to which this Accounting Procedure is attached.

Operator shall mean the Party designated in the Operating Agreement to conduct the Joint Operations.

Non-Operator(s) shall mean the Parties to the Operating Agreement other than the Operator.

Parties shall mean Operator and Non-Operator(s).

Joint Property shall mean the real and personal property acquired and held for use in connection with operations under the Operating Agreement.

Joint Operations shall mean all activities necessary and proper under the provisions of the Operating

Agreement.

Schedule ”E” – Page 2

Joint Account shall be the set of accounts maintained by the Operator to record all expenditures and other transactions under the provisions of the Operating Agreement.

Material shall mean personal property, including supplies and equipment, acquired and held for use in

Joint Operations.

Controllable Material shall mean material which the Operator subjects to record control and inventory.

 A list of types of such materials shall be furnished to Non-Operator(s) upon request.

Construction shall mean the erection of facilities for mining, milling, ore beneficiation and concentration,

ore and concentrate storage, waste disposal, transportation facilities, housing and service facilities including any additions or alterations thereto and any replacements of a fixed asset nature.

2.

Statements, Billings and Adjustments

Each Party to the Operating Agreement is responsible for preparing its own accounting reports to meet the requirements of any governmental authority having jurisdiction over Joint Operations.  Operator is required to furnish Non-Operator(s) statements and billings in such forms as required to discharge such responsibilities.

Operator shall render to Non-Operator(s), on or before the last day of each month, a statement or billing for its proportionate share of the costs and expenses, for the preceding month.  Each statement or billing shall consist of charges and credits to the Joint Account, summarized by appropriate classifications indicative of the nature thereof, except that Items of Controllable Material and unusual charges and credits shall be detailed.

Operator shall, upon request by Non-Operator(s), furnish a description of such accounting classifications.

Payment of any such bills shall not prejudice the right of any Non-Operator(s) to protest or question the correctness thereof; however, all bills and statements rendered  to Non-Operator(s) by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24)

months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment.

No adjustment favorable to Operator shall be made unless it is made within the same prescribed period.  However, the provisions of this paragraph shall not prevent adjustment resulting from a physical Inventory of the Joint Property.

Schedule ”E” – Page 3

3.

Advances and Payments

If Operator so requests, each Non-Operator shall advance to Operator its share of estimated cash requirements for the succeeding month’s operations.  Such estimates shall be based on the latest information available to Operator at the time the request if forwarded as to Joint Operations cash requirements for the month.  Operator shall make written request to each Non-Operator at least thirty

(30) days prior to the due date on which each Non-Operator is to make such advances.  The due date for such advances shall be set by the Operator, but shall be no sooner than the first day of the month for which the advances are required.

Should the Operator be required to pay any large sums of money on behalf of the Joint Operations,

which were unforeseen at the time of providing the Non-Operators with said monthly estimates of its cash requirements, the Operator may make a written request of each Non-Operator for special advances covering the Non-Operator’s share of such payments.  Each Non-Operator shall make its proportional special advances within twenty (20) days after receipt of such notice.

If any Non-Operator’s advances exceed its share of actual Joint Operations cash requirements, the next succeeding request for advances of cash requirements, after such determination, shall be reduced accordingly.  However, any Non-Operator may request that excess advances be refunded.  The

Operator shall make such refund within ten (10) days after receipt of a Non-Operator’s request.

If any Non-Operator’s advances are less than its share of actual expenditures, the deficiency shall, at

Operator’s option, be added to a subsequent request for advances of cash requirements or be paid by such Non-Operator within fifteen (15) days following the receipt of Operator’s billing to such

Non-Operator for such deficiency.

If Operator does not request Non-Operators to advance their share of estimated cash requirements,

each Non-Operator shall pay its share of actual expenditures within thirty (30) days following receipt of

Operator’s billing.

All payments herein provided for shall be made on or before the due date, and if not so paid, the unpaid balance shall bear interest after the due date at the rate of twelve percent (12%) per annum until paid.  Such rate, however, shall not exceed the maximum legal rate.

Schedule ”E” – Page 4

4.

Audits

A Non-Operator, upon at least thirty (30) days advance written notice to Operator and other

Non-Operator(s), shall have the right at its sole expense to audit a Joint Account and related records for the calendar year or portion thereof  within the twenty-four (24) month period following the end of such calendar year; however, the conducting of an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in paragraph 2 of this Section I.

 Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to the Operator.

Audits may be performed as often as Non-Operators, or any of them deem it in their interest to perform an audit.  Operator shall retain and Non-Operator may, during the course of an audit, examine all invoices and documents pertaining to charges and credits to the Joint Account which may be necessary to trace any transaction to its completion.

Subject to prior unanimous approval of the Parties, an audit or verification of the Joint Account may be performed for the benefit of all Parties, and the cost thereof shall be chargeable to the Joint Account.

5.

Budgetary Control

Statements and billings, as well as requests for advances, submitted by Operator under paragraphs 2 and 3 of this Section shall be so detailed or contain such explanations as to permit reference to each item therein to the appropriate item, if any, in the approved budget.

II. CHARGEABLE COSTS AND EXPENDITURES

Operator shall charge the Joint Account for all costs necessary to conduct Joint Operations.  Such costs shall include, but are not necessarily limited to:

1.

Rentals, fees, etc.

A.  Rentals, fees, etc., for development licenses, mining leases or rentals and royalties paid for the Joint

Account.

B.  Permits, fees, and other charges which are assessed by various governmental agencies.

2.

Labor and Related Costs

Schedule ”E” – Page 5

A.  Salaries and wages of employees of Operator who are directly engaged in the conduct of Joint Operations, whether temporarily or permanently assigned, as well as the cost of employee benefits, holidays, vacation, sickness, disability benefits and other customary allowances and reasonable expenses which are paid or reimbursed under the Operator’s usual practice, and amounts imposed by governmental authorities, which are applicable to such employees.

B.  Employee Benefits

Operator’s current cost of established plans for employees group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus and other benefit plans of a similar nature, applicable to Operator’s labor cost chargeable to the Joint Account shall be chargeable at Operator’s actual cost.

3.

Material

Material purchased or furnished by Operator for use in Joint Operations as provided under Section III.

4.

Transportation and Employee Relocation Costs

A.  Transportation of Material and other related costs such as expediting, crating, freight and unloading at destination.

B. Transportation of employees as required in the conduct of Joint Operations.

C.  Relocation costs of employee permanently or temporarily assigned and directly engaged in the conduct of Joint Operations.  Such costs shall include transportation of employees’ families and their personal and household effects and all other relocation costs in accordance with Operator’s usual practice.

5.

Services

A.  Contract services, professional consultants, and other services procured from outside sources other than services covered by paragraph 8 of this Section II.

Schedule ”E” – Page 6

B.  Technical services, such as, but not limited to, laboratory analysis, drafting, geophysical and geological interpretation, engineering, reserve studies, and related computer services and data processing, performed by the Operator for the direct benefit of the Joint Operations, provided such costs shall not exceed those currently prevailing if performed by outside technical service companies.

6

Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred by fire, flood, storm, theft, accident, or any other cause.  Operator shall furnish each

Non-Operator written notice of damages or losses as soon as practicable.

7.

Insurance

A.  Premiums for insurance for the protection of the Parties less credits for settlements received from the insurance carrier and others.

B.  Actual expenditures incurred in the settlement of all losses, claims, damages, judgments and other expenses for the benefit of the Joint Operations.

8.

Legal Expense

All costs or expenses of handling, investigating and settling litigation or claims arising by reason of the Joint Operations or necessary to protect or recover the Joint Property, including,  but not limited to, attorney fees, court costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims; however, no charge shall be made for the services of the legal staff of the Operator (such services being considered to be administrative charges under paragraph 11) unless previously agreed to by Operator and each Non-Operator.

9.

Taxes

All taxes (except taxes based on or determined with reference to income), fees and governmental assessments of every kind and nature.

10.

Offices, Camps and Miscellaneous Facilities

Net cost of maintaining and operating any offices, suboffices, camps, warehouses, housing and other facilities directly serving the Joint Operations shall be charged to the Joint Account.  If such facilities serve operations in addition to the Joint Operations, the net costs shall be allocated to the Operations served on an equitable basis.

Schedule ”E” – Page 7

11.

Indirect Charges

A charge shall be made to the Joint Account to cover (1) a pro rata portion of the compensation or salaries, applicable payroll burden, employee benefits and other expenses of any management, supervisory, administrative, clerical or other personnel of Operator serving the Joint Property which are not otherwise chargeable under paragraph 2 of this Section II, and (2) a pro rata portion of the expenses of operating and maintaining the offices and facilities of the Operator and its affiliated companies (as defined in the Operating Agreement) not required exclusively for the Joint Property, such charge to be calculated on the basis as indicated below:

A.

Percentage Basis

(1) Exploration and Development Work:  (Excludes construction work as defined herein)

10% of the cost of exploration and development work under Section II hereof, excluding paragraphs 1, 6 and 8 thereof and excluding all salvage credits.

(2)  Production Work:  (Excludes construction work as defined herein)

__% of the cost of operating the Joint Property under Section II hereof, excluding costs provided under paragraph 1, 6 and 8 thereof, and excluding all salvage credits and all taxes, duties and assessments which are levied, assessed and paid by Operator applicable to Joint Property.

(3)  Construction Work:

(a)  Total cost less than $25,000, no charge

(b)  Total cost more than $25,000, but less than $100,000 _____% of total cost.

(c)  Total cost of $100,000 or more, _____% of the first $100,000, plus _____ %

       of all over $100,000 of total cost.

B.

Monthly Fee Basis

_________________________________ per month for stand-by periods during which there are no direct labor charges for Joint Operations, such stand-by charge, however, not to exceed six consecutive months.

C.

Amendment of Rates

Schedule ”E” – Page 8

The specific rates or monthly fee basis provided for in this provision 11 of Section II shall be amended from time to time by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

12.

Storage of Production Inventories

Each party will bear the cost incurred for handling and storage of merchantable ore or concentrates as follows:

(1)  Personal property taxes on ore and/or concentrates in storage for a party on the joint properties shall be charged to such Party.

(2)  The cost of loading out such ore in storage for a Party from the joint properties shall be charged to such Party.

(3)  Cost associated with providing storage of ore and/or concentrates on the joint properties will be charged on a pro rata basis determined by the Parties.

(4)  Other cost arising out of storage or handling of ore and/or concentrates shall be charged to the party owning such materials.

13.

Other Expenditures

Any other chargeable expenditures not covered or dealt with in the foregoing provisions which are incurred by the Operator and its affiliated companies (as defined in the Operating Agreement) for the necessary and proper conduct of the Joint Operations.

* To Be Determined at a Later Date.

III  BASIS OF CHARGES TO JOINT ACCOUNT

1.

Purchases

Materials purchased and service procured shall be charged at the price paid by Operator after deduction of all discounts actually received.

2.

Material Furnished from Operator’s Warehouse or Other Properties

A.  New Material (Condition “A”)

(1)  Material shall be priced at the current replacement cost of the same kind of Material, effective at date of movement and f.o.b. the supply store or railway receiving point nearest the Joint Property where material of the same kind is normally available.

Schedule ”E” – Page 9

(2)  Material which is not suitable for its original function until after reconditioning shall be furnished to the Joint Account under one of the two methods defined below:

(a)  Classified as Condition “B” and priced at seventy-five percent (75%) of current price of new material.  The cost of reconditioning shall be absorbed by the Operator.

(b)  Classified as Condition “C” and priced at fifty percent (50%) of current price of new material.  The cost of reconditioning shall  also be charged to the Joint Account, provided Condition “C” value, plus cost reconditioning, does not exceed Condition “B” value.

(3)  Obsolete Material or Material which cannot be classified as Condition “B” or Condition “C” shall be priced at a value commensurate with it use.  Material no longer suitable for its original purpose but usable for some other purpose, shall be priced on a basis comparable with that of items normally used for such other purpose.

(4)  Material involving erection costs shall be charged at applicable percentage of the current knock-down price of new material.

3.

Premium Prices

Whenever Material is not readily obtainable at prices specified in paragraphs 1 and 2 of this Section III because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in procuring such Material, in making it suitable for use, and in moving it to the Joint Property, provided, that notice in writing is furnished to each Non-Operator electing and notifying Operator within ten (10) days after receiving notice from Operator, to furnish in kind all or part of its share of such Material suitable for use and acceptable to Operator.

4.

Warranty of Material Furnished by Operator

Operator does not warrant the Material furnished.  In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

Schedule ”E” – Page 10

A.  Operator shall charge the Joint account for approved use of Operator’s shipment and facilities at rates commensurate with Operator’s costs of ownership and operation.  Such rates will include costs of maintenance, repairs, other operating expense, insurance, taxes (other than income taxes), depreciation, and interest on estimated current depreciated replacement cost at a rate not to exceed seven percent (7%) per annum, provided such rates shall not exceed those currently prevailing in the immediate area within which the Joint Property is located.  In lieu of rates based on costs of ownership and operation of equipment, Operator may elect to use commercial rates prevailing in the area of the Joint Property less twenty percent (20%).  Rates for laboratory services shall not exceed those currently prevailing if performed by outside service laboratories.

B.  Operator shall inform each  Non-Operator in advance of the rates it proposes to charge.

C.  Rates shall be revised and adjusted from time to time when found to be either excessive or insufficient.

IV. DISPOSAL OF MATERIAL

The Operator may purchase, but shall be under no obligation to purchase, the interest of Non-Operators in surplus Condition “a” or “B” Material.  The disposition of surplus Controllable Material, not purchased by Operator, shall be subject to agreement between Operator and Non-Operators, provided Operator shall dispose of normal accumulations of junk and scrap Material either by transfer or sale from the Joint Property.

1.

Material Purchased by the Operator or Non-Operators

Material purchased by either the Operator or any Non-Operator shall be credited by the Operator to the Joint Account for the month in which the Material is removed by the purchaser.

2.

Division in Kind

Division of Material in kind, if made between Operator and Non-Operators, shall be in proportion, to the then respective interests of each in such Material.  The Parties will thereupon be charged individually with the value of the Material received or receivable.  Proper credits shall be made by the Operator in the monthly statement of operations.

3.

Sale to Outsiders

Schedule ”E” – Page 11

Sales to outsiders of Material from the Joint Property shall be credited by Operator to the Joint Account at the amount collected by Operator from vendee.  Any claim by vendee related to such sale shall be charged back to the Joint Account if and when paid by Operator.

V.  BASIS OF PRICING MATERIAL TRANSFERRED

FROM JOINT ACCOUNT

Material purchased by either Operator or Non-Operators or divided in kind, unless otherwise agreed to between Operator and Non-Operators shall be priced on the following basis:

1.

New Price Defined

New Price as used in this Section V shall be the price specified for new Material in Section III.

2.

New Material

New Material (Condition “A”), being new Material procured for the Joint Property but never used, at one hundred percent (100%) of current new price (plus sales tax, if any).

3.

Good Used Material

Good Used Material (Condition “B”), being used Material in sound and serviceable condition, suitable for reuse without reconditioning:

A.  At seventy-five percent (75%) of current new price if Material was charged to the Account as now, or

B.  At sixty-five percent (65%) of current new price if Material was originally charged to the Joint

Account as secondhand at seventy-five percent (75%) of net price.

4.

Other Used Material

Used Material (Condition “C”), at fifty percent (50%) of current price, being used Material which:

A. Is not in sound and serviceable condition but suitable for reuse after reconditioning, or

B.  Is serviceable for original function but not suitable for reconditioning.

Schedule ”E” – Page 12

5.

Bad-Order Material

Material (Condition “D”), no longer suitable for its original purpose withour excessive repair costs but usable for some other purpose at a price comparable with that of items normally used for such other purpose.

6.

Junk Material

Junk Material (Condition “E”), being obsolete and scrap Material, at prevailing prices.

7.

Temporarily Used Material

When the use of Material is temporary and its service to the Joint Property does not justify the reduction in price as provided for in paragraph 3.B of this Section V, such Materials shall be priced on a basis that will leave a net charge to the Joint Account consistent with the value of the service rendered.

VI. INVENTORIES

1.

Periodic inventories shall be taken by Operator of all controllable Material as required by the Parties.  Operator shall give ninety (90) days written notice of intention to take such inventories to allow each Non-Operator to be represented when any inventory is taken.  Failure of any Non-Operator to be represented shall bind such Non-Operator to accept the Inventory taken by Operator.

2.

Reconciliation of inventory with the Joint Account will be made and list of overages and shortages shall be furnished to each Non-Operator.  Inventory adjustments shall be made to the Joint Account, if required by the Parties.

3.

Whenever there is a sale or change of interest in the Joint Property, a special inventory may be taken by the Operator, provided the seller and/or purchaser of such interest agree to bear all of the expense thereof.  In such cases, both the seller and the purchaser shall be entitled to be represented and shall be governed by the inventory so taken.